
                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            DIAMETRICS MEDICAL, INC.

                                       AND

                      INTERNATIONAL TECHNIDYNE CORPORATION

                            DATED AS OF JULY 17, 2003

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                                TABLE OF CONTENTS

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SECTION 1.            CERTAIN DEFINITIONS........................................................................    1

         1.1.       Terms Defined in this Section................................................................    1
         1.2.       Terms Defined Elsewhere in This Agreement....................................................    6
         1.3.       Terms Generally..............................................................................    7

SECTION 2.            ACQUISITION OF ACQUIRED ASSETS AND CONSIDERATION...........................................    8

         2.1.       Acquisition of Acquired Assets...............................................................    8
         2.2.       Consideration................................................................................    8
         2.3.       Assumption of Assumed Liabilities............................................................    8
         2.4.       Excluded Assets..............................................................................    9
         2.5.       Escrow.......................................................................................    9
         2.6.       Consents.....................................................................................    9
         2.7.       Basic Prorations; Utilities; Taxes...........................................................   10
         2.8.       Purchase Price Allocation....................................................................   10

SECTION 3.            REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................................   11

         3.1.       Organization, Standing, and Authority........................................................   11
         3.2.       Authorization and Binding Obligation.........................................................   11
         3.3.       Absence of Conflicting Agreements; Consents; Governmental Requirements.......................   11
         3.4.       Sufficiency of Acquired Assets...............................................................   12
         3.5.       Licenses.....................................................................................   13
         3.6.       Leasehold Property...........................................................................   13
         3.7.       Tangible Personal Property...................................................................   13
         3.8.       Contracts....................................................................................   14
         3.9.       SEC Filings..................................................................................   14
         3.10.      Financial Statements.........................................................................   15
         3.11.      Personnel....................................................................................   15
         3.12.      Claims and Legal Actions.....................................................................   16
         3.13.      Compliance with Laws.........................................................................   16
         3.14.      Environmental Matters........................................................................   17
         3.15.      Transactions with Affiliates.................................................................   17
         3.16.      Protection of Intangible Property............................................................   18
         3.17.      Conduct of Business..........................................................................   18
         3.18.      Taxes........................................................................................   19
         3.19.      Intellectual Property........................................................................   20
         3.20.      Brokers......................................................................................   20
         3.21.      Negotiations with Other Parties..............................................................   21
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         3.22.      Inventory....................................................................................   21
         3.23.      Receivables..................................................................................   21
         3.24.      Distributors and Suppliers...................................................................   21
         3.25.      Undisclosed Liabilities......................................................................   22
         3.26.      Disclosure...................................................................................   22

SECTION 4.            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................   23

         4.1.       Organization, Standing, and Authority........................................................   23
         4.2.       Authorization and Binding Obligation.........................................................   23
         4.3.       Absence of Conflicting Agreements............................................................   23
         4.4.       Ability to Pay...............................................................................   24

SECTION 5.            SPECIAL COVENANTS AND AGREEMENTS...........................................................   24

         5.1.       Cooperation..................................................................................   24
         5.2.       Access to Books and Records..................................................................   25
         5.3.       Restrictions on Competitive Activities.......................................................   26
         5.4.       No Inconsistent Action.......................................................................   26
         5.5.       Supply of Products by the Seller for the Purchaser...........................................   26
         5.6.       Collection of Receivables....................................................................   27
         5.7.       Seller Special Meeting.......................................................................   28
         5.8.       No Other Discussions.........................................................................   29
         5.9.       Confidentiality..............................................................................   29
         5.10.      Distribution Agreements......................................................................   30
         5.11.      Publicity....................................................................................   30
         5.12.      Updated Schedules and Evidence of Clear Title................................................   31
         5.13.      Termination of Permitted Liens...............................................................   31

SECTION 6.            CONDITIONS TO OBLIGATIONS OF PARTIES AT CLOSING............................................   32

         6.1.       Conditions to Obligations of the Purchaser...................................................   32
         6.2.       Conditions to Obligations of the Seller......................................................   34

SECTION 7.            CLOSING AND CLOSING DELIVERIES.............................................................   35

         7.1.       Closing Date and Place.......................................................................   35
         7.2.       Deliveries by the Seller.....................................................................   35
         7.3.       Deliveries by the Purchaser..................................................................   37

SECTION 8.             TERMINATION...............................................................................   37

         8.1.       Termination..................................................................................   37
         8.2.       Termination Fee..............................................................................   38
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         8.3.       Rights on Termination........................................................................   38
         8.4.       Specific Performance.........................................................................   38
         8.5.       Attorneys' Fees..............................................................................   39

SECTION 9.            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; CERTAIN REMEDIES..............   39

         9.1.       Representations and Warranties...............................................................   39
         9.2.       Indemnification by the Seller................................................................   39
         9.3.       Indemnification by the Purchaser.............................................................   40
         9.4.       Procedure for Indemnification................................................................   40

SECTION 10.           TAXES AND EMPLOYMENT MATTERS...............................................................   42

         10.1.      Transfer Taxes...............................................................................   42
         10.2.      Employees....................................................................................   43
         10.3.      Survival of Obligations......................................................................   43
         10.4.      Conflict.....................................................................................   43

SECTION 11.           MISCELLANEOUS..............................................................................   43

         11.1.      Fees and Expenses............................................................................   43
         11.2.      Notices......................................................................................   44
         11.3.      Benefit and Binding Effect...................................................................   45
         11.4.      Further Assurances...........................................................................   45
         11.5.      GOVERNING LAW................................................................................   45
         11.6.      Headings.....................................................................................   45
         11.7.      Entire Agreement.............................................................................   45
         11.8.      Severability.................................................................................   46
         11.9.      Waiver of Compliance; Consents...............................................................   46
         11.10.     Counting of Time.............................................................................   46
         11.11.     Counterparts.................................................................................   46
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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SCHEDULES

         Major Shareholders                   Schedule A
         Acquired Assets                      Schedule 1.1(a)
         Permitted Liens                      Schedule 1.1(b)
         Transferred Regulatory Approvals     Schedule 1.1(c)
         Excluded Assets                      Schedule 2.4
         Consents                             Schedule 3.3
         Licenses                             Schedule 3.5
         Leasehold Property                   Schedule 3.6
         Assumed Contracts                    Schedule 3.8
         Employees                            Schedule 3.11
         Claims and Legal Actions             Schedule 3.12
         Environmental Matters                Schedule 3.14(b)
         Transactions with Affiliates         Schedule 3.15
         Protection of Intangible Property    Schedule 3.16
         Conduct of Business                  Schedule 3.17
         Taxes                                Schedule 3.18
         Intellectual Property                Schedule 3.19
         Brokers                              Schedule 3.20
         Inventory                            Schedule 3.22
         Receivables                          Schedule 3.23
         Distributors                         Schedule 3.24(a)
         Suppliers                            Schedule 3.24(b)
         Undisclosed Liabilities              Schedule 3.25
         Transition Services Employees        Schedule 5.1(b)
         Continuing Employees                 Schedule 10.2

EXHIBITS

         Form of Voting Agreement             Exhibit A
         Form of Escrow Agreement             Exhibit B
         Legal Opinion                        Exhibit C

                  ASSET PURCHASE AGREEMENT, dated as of July 17, 2003, by and between DIAMETRICS MEDICAL, INC., a Minnesota corporation (the "Seller"), and INTERNATIONAL TECHNIDYNE CORPORATION, a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, those assets which relate to the Seller's Intermittent Testing Business, and the Purchaser is willing to assume certain liabilities which relate to the Intermittent Testing Business, subject to the terms and upon the conditions set forth herein;

                  WHEREAS, the board of directors of the Seller have determined that it is advisable and in the best interests of its shareholders to enter into this Agreement pursuant to the terms and subject to the conditions set forth herein; and

                  WHEREAS, in connection with the execution of this Agreement, and as an inducement to the Purchaser to enter into this Agreement, certain principal shareholders of the Seller identified on Schedule A hereto (collectively, the "Major Shareholders") will have executed and delivered to the Purchaser, concurrently with the execution and delivery of this Agreement by the parties hereto, a Voting Agreement in the form attached hereto as Exhibit A.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.                    CERTAIN DEFINITIONS

1.1.     Terms Defined in this Section.

         The following terms, as used in this Agreement, have the meanings set forth in this Section:

                  "Acquired Assets" means the Tangible Personal Property, the Assumed Contracts, the Licenses, the Transferred Regulatory Approvals, the Intellectual Property, the Receivables, the Inventory, all other assets currently used by the Seller in connection with the Intermittent Testing Business and other assets listed or described as the Acquired

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Assets on Schedule 1.1(a) hereto, except for the Excluded Assets set forth in
Schedule 2.4 hereto.

                  "Affiliate", with respect to any Person, means any other Person controlling, controlled by, or under common control with such Person. For purposes of this definition, the term "control" means direct or indirect ownership of at least a majority of the voting interest or income interest in a corporation or entity, and the terms "controlled by" and "under common control with" have meanings corresponding to the meaning of "control".

                  "Agreement" means this Asset Purchase Agreement, as it may be amended from time to time.

                  "Assumed Liabilities" means (a) all liabilities under the Assumed Contracts and obligations to customers that exist on or before the Closing Date, (b) all liabilities under the Assumed Contracts and obligations to customers that arise after the Closing Date, (c) purchase commitments relating to goods or services from suppliers or vendors ordered prior to the Closing Date in the ordinary course of the Intermittent Testing Business but received after the Closing Date and of which the Purchaser will receive the use, benefit, or revenue, (d) all contractual warranty obligations on the Intermittent Business Testing Products in effect on or after the Closing Date, and (e) any trade payables relating to goods or services from suppliers or vendors ordered prior to the Closing Date in the ordinary course of the Intermittent Testing Business as conducted by the Seller and received prior to the Closing Date.

                  "Business Day" means any day (other than a day which is a Saturday or Sunday) on which banks are permitted to be open for business in the City of San Francisco.

                  "Closing" means the consummation of the acquisition of the Acquired Assets and assumption of the Assumed Liabilities pursuant to this Agreement, in accordance with the provisions of Section 7.

                  "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 7.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Consents" means the consents, permits, or approvals of Governmental Entities and other third parties, including consents as may be required in connection with the Transferred Regulatory Approvals, that are necessary to transfer the Acquired Assets

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to the Purchaser, or otherwise to consummate the transactions contemplated by this Agreement in compliance with any provision of law or the terms of any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which any party to this Agreement is a party or by which any party to this Agreement or its properties may be bound legally.

                  "Confidentiality Agreement" means the Confidentiality Agreement signed April 19, 2003 between the Seller and the Purchaser.

                  "Continuing Employees" means the employees of the Seller listed on Schedule 10.2 hereto and who accept employment with the Purchaser.

                  "Convertible Senior Secured Fixed Rate Notes" means the Seller's 7% Convertible Senior Secured Fixed Rate Notes due August 4, 2005.

                  "Effective Time" means 12:01 a.m., Pacific time, on the Closing Date.

                  "Environmental Laws" means all currently effective federal, state, local, and foreign statutes, regulations, ordinances, all judicial and administrative orders and determinations, and all common law concerning public health, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" means such party selected by mutual agreement of the Seller and the Purchaser prior to the Closing Date.

                  "Escrow Agreement" means that agreement referenced in Section
2.4 in substantially the form attached hereto as Exhibit B.

                  "Intermittent Testing Business" means the worldwide manufacture, sale, marketing and distribution of Intermittent Testing Business Products.

                  "Intermittent Testing Business Products" means intermittent blood testing system hardware, software and testing cartridges or other consumable single or multi-use assays and any data management systems that can be used in connection therewith in point of care testing locations. Point of care testing locations are locations where tests are performed outside of a central laboratory and where care is or can be administered to a

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patient. Without limitation, examples of these locations would be operating, intensive care, critical care, and emergency rooms or units and physician offices or clinics. Notwithstanding anything herein to the contrary, Intermittent Testing Business Products specifically excludes any continuous blood testing and monitoring products, whether currently manufactured and sold by the Seller or that may be manufactured and sold by the Seller in the future.

                  "Inventory" means all of Seller's inventory of finished goods, raw materials, parts, supplies and accessories of every kind, nature and description used or for use in connection with the Intermittent Testing Business, including, without limitation, all such inventory held in the Roseville Facility or in other locations in the control of the Seller, or held by distributors, field representatives or any third parties on behalf of the Seller, for use in connection with the Intermittent Testing Business.

                  "Lease" means the Real Property Lease Agreements dated July 31, 1996, between Commers-Klodt, a Minnesota General Partnership, and the Seller, and all amendments thereto.

                  "Licenses" means all licenses, permits, construction permits, registrations, and other authorizations issued by any Governmental Entities to the Seller and used or held by the Seller for use in connection with the Intermittent Testing Business and conduct of the business or operations of the Roseville Facility in connection with the Intermittent Testing Business, and all applications therefor, and including the Transferred Regulatory Approvals.

                  "Material Adverse Effect" means (a) with respect to the Seller, a material and adverse effect on the Acquired Assets or the business, results of operations, properties, financial condition, assets, or liabilities of the Intermittent Testing Business and (b) with respect to the Purchaser, a material and adverse effect on the business, results of operations, properties, financial condition, assets or liabilities of the Purchaser and its Affiliates, taken as a whole; provided, however, that a Material Adverse Effect will not include any material and adverse effect resulting from (i) general economic conditions (provided that the Intermittent Testing Business is not disproportionately affected thereby), (ii) conditions generally affecting the medical device industry (provided that the Intermittent Testing Business is not disproportionately affected thereby) and (iii) actions of the parties in connection with the obligations set forth in this Agreement.

                  "Permitted Liens" means, with respect to any Acquired Asset,
(a) liens for current taxes not yet due and payable, (b) statutory liens that were created in the ordinary course of business, and (c) easements and restrictions that are disclosed on

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Schedule 1.1(b), to the extent, in the case of clauses (a) and (b), that such liens relate to obligations that will be discharged by the Seller.

                  "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, Governmental Entity, or other entity or organization.

                  "Prohibited Transaction" means any transaction or series of related transactions involving (i) any sale, lease, exchange, transfer, license, acquisition or disposition of the Intermittent Testing Business in whole or substantial part, (ii) any purchase from the Seller or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% interest in the total outstanding Seller Common Stock, or any security, note, instrument, or right convertible by its terms into Seller Common Stock or other voting stock of the Seller, or the common stock of any of its Affiliates or any tender offer or exchange offer that if converted, exercised or consummated would result in any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 30% or more of the Seller Common Stock or the common stock of any of its Affiliates or (iii) any merger, consolidation, business combination or similar transaction involving the Seller.

                  "Receivables" means the accounts receivable of the Seller related to the Intermittent Testing Business as reflected in the Updated Asset and Liabilities List.

                  "Roseville Facility" means the premises leased by the Seller pursuant to the Lease.

                  "Seller Common Stock" means Diametrics Medical, Inc. Common Stock, $.01 par value.

                  "Series E Convertible Preferred Stock" means Diametrics Medical, Inc. Series E Convertible Preferred Stock, $.01 par value.

                  "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, fixtures, leasehold improvements, office equipment, materials and supplies, plant, Inventory, video libraries and archives, spare parts, and other tangible personal property of every kind and description used in connection with the Intermittent Testing Business and listed on Schedule 1.1(a).

                  "Transferred Regulatory Approvals" means the pending and approved marketing authorizations relating to the Intermittent Testing Business and other applications for governmental regulatory approvals relating to the Intermittent Testing

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Business and all federal, state and local device establishment registrations and device listings, as listed on Schedule 1.1(c), part A, all foreign equivalents of the foregoing, including, but not limited to, those listed on Schedule
1.1(c), part B, and all documentary support for all the foregoing authorizations, approvals, registrations and applications.

                  "Voting Agreement" means that agreement referenced in the Recitals, the form of which is attached hereto as Exhibit A.

1.2.     Terms Defined Elsewhere in This Agreement.

         For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                                    Section
----                                                    -------
Annual Financial Statements                            Section 3.10

Assumed Contracts                                      Section 3.8

Claimant                                               Section 9.4(a)

Closing Consideration                                  Section 2.2

Distributors                                           Section 3.24(a)

Employees                                              Section 3.11

Escrow Consideration                                   Section 2.2

Exchange Act                                           Section 3.3(a)

Excluded Assets                                        Section 2.4

Governmental Entity                                    Section 3.3(a)

Indemnifying Party                                     Section 9.4(a)

Intellectual Property                                  Section 3.19

Labor Matters                                          Section 3.11(a)

Latest Balance Sheet                                   Section 3.10

Latest Financial Statements                            Section 3.10

Losses                                                 Section 9.2

Major Shareholders                                     Recitals

Non-Competition Period                                 Section 5.3
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
Term                                                    Section
----                                                    -------
Proprietary Rights and Information
Agreement                                              Section 3.16

Proxy Statement                                        Section 3.3(a)

Purchase Price Allocation                              Section 2.8

Purchaser                                              Recitals

Receivables Gross-Up                                   Section 5.6(b)

Receivables Reduction Amount                           Section 5.6(a)

Requisite Governmental Approval                        Section 3.3(a)

Securities Act                                         Section 3.9

SEC                                                    Section 3.3(a)

Seller                                                 Recitals

Seller SEC Reports                                     Section 3.9

Seller Special Meeting                                 Section 5.7(a)

Suppliers                                              Section 3.24(b)

Tax(es)                                                Section 3.18(d)

Tax Return                                             Section 3.18(d)

Total Consideration                                    Section 2.2

Transfer Tax(es)                                       Section 10.1

Transition Employees                                   Section 5.1(b)

Transition Services                                    Section 5.1(b)

UCC Financing Statements                               Section 5.12

Updated Asset and Liabilities List                     Section 7.2(f)

Updated Disclosure Schedule                            Section 5.12

1.3.     Terms Generally.

         The definitions in Section 1.1 and elsewhere in this Agreement will apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms.

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The words "include", "includes", and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") will be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice will be deferred until, or may be taken or given on, the next Business Day. As used in this Agreement, "knowledge" of the Seller or the Purchaser is limited to the actual knowledge of the officers of the Seller or the Purchaser respectively. As used in this Agreement, "as presently conducted" and "as currently operated" in reference to the Intermittent Testing Business refers to the date of this Agreement.

SECTION 2.        ACQUISITION OF ACQUIRED ASSETS AND CONSIDERATION

2.1.     Acquisition of Acquired Assets.

         Subject to the terms and conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, the Seller will sell, assign, transfer, convey, and deliver to the Purchaser, by bills of sale, assignments and other instruments of transfer in form consistent with this Agreement, and the Purchaser will purchase and acquire, all of Seller's right, title and interest, as of the Closing Date, in and to the Acquired Assets, free and clear of any claims, liabilities, liens, security interests, mortgages, pledges, encumbrances, or restrictions, except for Permitted Liens. The Acquired Assets will include at least $600,000 in Receivables related to the Intermittent Testing Business pursuant to Section 5.6.

2.2.     Consideration.

         In consideration of the sale, transfer, conveyance, assignment, and delivery to the Purchaser of the Acquired Assets pursuant to this Agreement, the Purchaser will deliver at the Closing (a) $4,420,000 in the form of cash by wire transfer to the Seller in immediately available funds, as may be adjusted pursuant to Section 5.13 (the "Closing Consideration"); and (b) $780,000, except as may be adjusted pursuant to the provisions of Section 5.6, in the form of cash by wire transfer to the Escrow Agent in immediately available funds (the "Escrow Consideration" and, together with the Closing Consideration, the "Total Consideration").

2.3.     Assumption of Assumed Liabilities.

         In addition to the payment and delivery of the Total Consideration, on and as of the Closing Date the Purchaser will assume and agree to pay or perform, or cause to be

                                       8

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paid or performed in accordance with their terms or otherwise satisfy, and will release and indemnify the Seller from, the Assumed Liabilities, provided, however, that the total dollar amount of those trade payables included in the definition of Assumed Liabilities will in no event exceed $550,000. In the event that such trade payables exceed $550,000 as of the Closing Date, the Seller covenants and agrees to pay such trade payables as such obligations become due. The Purchaser will indicate in writing to the Seller those payments in excess of $550,000 that are to be paid by the Seller. With respect to such trade payables in excess of $550,000, if any, if Seller fails to pay or provide for such trade payables, or if the Purchaser reasonably determines that failure to make any payments will impair the Purchaser's use or enjoyment of the Acquired Assets or conduct of the Intermittent Testing Business, the Purchaser may, at any time after the Closing Date, elect to make all or any part of such payments directly (but will have no obligation to do so), as the Purchaser in its sole discretion will determine, and set off and deduct the full amount of all such payments from the Escrow Consideration. The Purchaser will not be responsible for any liabilities, obligations, claims or assessments of the Seller, whether known, unknown, contingent or otherwise, other than the Assumed Liabilities.

2.4.     Excluded Assets.

         Notwithstanding anything set forth in the definition of Acquired Assets, the Seller will not sell and the Purchaser will not acquire any right, title or interest in or to the assets identified in Schedule 2.4 attached hereto (the "Excluded Assets").

2.5.     Escrow.

         At the Closing, the Purchaser will, pursuant to the terms of the Escrow Agreement in substantially the form attached hereto as Exhibit B, deliver to the Escrow Agent the Escrow Consideration.

2.6.     Consents.

         Nothing in this Agreement will be construed as an attempt or agreement to assign any lease, contract or other agreement or any License which cannot be assigned, transferred, subleased or sublicensed without the consent or waiver of the party or parties thereto (other than the Seller) or any third party (including a government or governmental unit) unless such consent or waiver has been obtained, or if such assignment, transfer, sublease or sublicense or attempt to assign, transfer, sublease or sublicense would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement will not constitute an assignment, transfer, sublease or sublicense thereof. Seller will use all reasonable efforts prior to and, if necessary with respect to the Acquired Assets after, the Closing, to obtain such Consents, if any, as may be required for the assignment or transfer by the Seller of the Acquired Assets listed on Schedule 3.3, it being understood that all reasonable efforts will not include any requirement to (a) pay any consideration or (b) offer or grant financial accommodations to any third party with respect to such lease, contract, agreement or License. The Purchaser will cooperate with the Seller, in such manner as may be reasonably requested, in connection therewith. If any such Consent is not obtained prior to the Closing, then the Seller will use all reasonable efforts to enter into an arrangement with respect to any such lease, contract, agreement or License to provide the Purchaser with all of the benefits enjoyed by the Seller under any such License, lease, contract or other agreement, and the Purchaser will perform all of the obligations under such Licenses, leases, contracts and other agreements as though they had been assigned to the Purchaser.

2.7.     Basic Prorations; Utilities; Taxes.

         On the Closing Date, or as promptly as practicable following the Closing Date, minimum rent, percentage rent, water, gas, electricity and other utilities, common area maintenance reimbursements to lessor and other similar periodic charges or expenses relating to the Roseville Facility will be prorated with the Purchaser paying the Seller such prorated amount; provided, however, that if Purchaser enters into a new lease for the Roseville Facility effective as of the Closing Date, the provisions of this Section 2.7 will not apply. Utility meter readings for such property will be determined as of the Closing Date for purposes of establishing utility costs for the first month. All prorations will be made on the basis of the actual number of days in the year and month in which the Closing occurs or in the period of computation.

2.8.     Purchase Price Allocation.

         Within sixty (60) days after the Closing Date, the Seller will prepare and, following approval by the Purchaser (which approval will not be unreasonably withheld), deliver to the Purchaser an allocation of the Total Consideration and the Assumed Liabilities among the Acquired Assets (the "Purchase Price Allocation") in accordance with Section 1060 of the Code and applicable IRS regulations. The Seller and the Purchaser will file IRS Form 8594 consistent with such Purchase Price Allocation, and neither party will take any contrary position regarding such allocation in any Tax filing or contest.

                                       10

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SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Except as otherwise disclosed in or pursuant to this Agreement, the Seller represents and warrants to the Purchaser that:

3.1.     Organization, Standing, and Authority.

         The Seller (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota; (b) has all requisite corporate power to own and lease the Acquired Assets and to carry on the Intermittent Testing Business as now being conducted, and (c) has all requisite corporate power to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by the Seller hereunder.

3.2.     Authorization and Binding Obligation.

         The execution, delivery and performance by the Seller of this Agreement and of all of the agreements, documents and/or instruments to be executed and/or delivered by the Seller pursuant to or in connection with this Agreement have been duly authorized by all necessary action of the Seller, subject to the approval on or prior to the Closing Date of the sale of the Acquired Assets in accordance with the Minnesota Business Corporation Act and the Seller's Articles of Incorporation and Bylaws. This Agreement has been duly executed and delivered by the Seller and such agreement constitutes the legal, valid, and binding obligation of the Seller, subject to the approval on or prior to the Closing Date of the sale of the Acquired Assets in accordance with the Minnesota Business Corporation Act and the Seller's Articles of Incorporation and Bylaws, enforceable against it in accordance with its terms, subject as to enforcement:
(a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and
(b) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

3.3.     Absence of Conflicting Agreements; Consents; Governmental Requirements.

                  (a) Subject to obtaining the Consents listed on Schedule 3.3, other than in connection with or in compliance with the specific provisions of (i) Minnesota law and the Seller's Articles of Incorporation and Bylaws relating to the approval of this Agreement and the sale of the Acquired Assets by the Seller's shareholders, (ii) the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder (collectively, the "Exchange Act"), relating to (I) the

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

filing with, and clearance by, the Securities and Exchange Commission (the "SEC") of a proxy statement (the "Proxy Statement") relating to the Seller Special Meeting referred to in Section 5.7 and (II) the filing of any other reports and documents with the SEC relating to this Agreement or any of the transactions contemplated hereby, and (iii) applicable local permit laws, rules and regulations pertaining to the operation of the Intermittent Testing Business, the execution, delivery and performance of this Agreement by the Seller does not and will not: (1) violate any provision of the Articles of Incorporation or Bylaws of the Seller; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority, federal, state, local or foreign (a "Governmental Entity"), applicable to the Intermittent Testing Business or by which any of the Acquired Assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Entity (a "Requisite Governmental Approval"); or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance on any of the Acquired Assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other instrument or obligation to which the Seller is a party, or by which any of the Acquired Assets is bound or affected, except (A) in the case of sub-clause (2) above, where the failure to obtain or make any such filing, permit, consent, or approval or the failure to give such notice or (B) in the case of sub-clause (4) above, where such violation, breach, conflict, default or creation of any lien, security interest, charge or encumbrance, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller.

                  (b) None of the information included in the Proxy Statement (other than information supplied by or on behalf of Purchaser for inclusion in the Proxy Statement) will contain, at the date it is first mailed to the Seller's shareholders or at the time of the Seller Special Meeting, any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Seller Special Meeting or any amendment or supplement thereto.

3.4.     Sufficiency of Acquired Assets.

         The Acquired Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Intermittent Testing Business in the manner presently operated by the Seller.

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3.5.     Licenses.

         Schedule 3.5 is a true and complete list as of the date of this Agreement of all material Licenses necessary to conduct the Intermittent Testing Business as presently conducted, exclusive of any Licenses with respect to state or local sales, use or other taxes. Each such License has been validly issued, and the Seller is the authorized legal holder thereof. Such Licenses are in full force and effect, and the conduct of the Intermittent Testing Business has been and is now in accordance therewith in all material respects. As of the date of this Agreement, no request has been made by the Seller or other Person seeking the revocation or limitation of any such Licenses. Except as is indicated on
Schedule 3.5, there are no restrictions on Seller's ability to transfer such Licenses to the Purchaser.

3.6.     Leasehold Property.

         Except as set forth on Schedule 3.6, the Seller has enforceable rights to nondisturbance and quiet enjoyment to the Roseville Facility, and no third party holds any interest in the leased premises with the right to foreclose upon the Seller's leasehold or subleasehold interest. No other Person, except as indicated on Schedule 3.6, has any rights as lessee of such property, and the Seller has not subleased or licensed any others to occupy or use any portion of the Roseville Facility. The Lease is in full force and effect. Except as set forth on Schedule 3.6, the Seller has not received any notice of default and has no knowledge of any default or event or circumstance which, with notice or passage of time or both, would give rise to a default, under the Lease. Except as set forth on Schedule 3.6, the Lease has not been amended or modified and the Purchaser has been given a true, complete and accurate copy of the Lease. The Seller has paid all applicable rent and other applicable charges and fees, including allocated taxes, under the Lease through July 31, 2003.

3.7.     Tangible Personal Property.

         Schedule 1.1(a) lists all items of Tangible Personal Property having an original cost of $1000 or more used to conduct the Intermittent Testing Business as presently conducted. Except as described in Schedule 1.1(a) and except for Tangible Personal Property leased pursuant to any Assumed Contract, the Seller owns and has good and marketable title to each item of Tangible Personal Property, and none of the Tangible Personal Property is subject to any liens, security interests, mortgages, pledges, encumbrances, or restrictions, except for Permitted Liens. Upon consummation of the transactions contemplated by the Agreement, the Purchaser will own and have good and marketable title to, free and clear of any liens, security interests or pledges (except for Permitted Liens), each and every item of Tangible Personal Property that is owned by the

Seller. Except as is set forth on Schedule 1.1(a), each item of Tangible Personal Property listed on Schedule 1.1(a) is in good working condition (subject to normal wear and tear) and is available for immediate use in the Intermittent Testing Business.

3.8.     Contracts.

         Schedule 3.8 is a true and complete list as of the date of this Agreement of all the contracts (exclusive of purchase orders received from customers for which products have not been supplied and purchase orders from vendors for which products have not been received and which were entered into in the ordinary course of business that individually, or in the aggregate if from the same vendor or customer, call for a payment or receipt of less than $5,000) being transferred by the Seller to the Purchaser relating primarily to or necessary for the conduct of the Intermittent Testing Business (the "Assumed Contracts"). The Seller has made available to the Purchaser true and complete copies of all written Assumed Contracts. Except as disclosed on Schedule 3.8, all of the Assumed Contracts are in full force and effect and are valid and binding agreements of the parties thereto, enforceable in accordance with their terms. Neither the Seller nor, to the knowledge of the Seller, any other party is in default in any material respect under any of the Assumed Contracts, nor does any condition exist that with the giving of notice or the lapse of time or both would constitute such a default. There are no outstanding and, to the Seller's knowledge, no threatened disputes or disagreements with respect to any Assumed Contract. Except for the need to obtain the Consents listed on Schedule 3.3, the Seller has full legal power and authority to assign its rights under the Assumed Contracts to the Purchaser, in accordance with this Agreement, and such assignments together will not affect the validity, enforceability, or continuation of any of the Assumed Contracts. Except as disclosed on Schedule 3.8, as of the date of this Agreement, no party to any Assumed Contract has informed the Seller of its intention (a) to terminate such Assumed Contract or amend the terms thereof, (b) to refuse to renew the Assumed Contract upon expiration of its term, or (c) to renew the Assumed Contract upon expiration only on terms and conditions that are more onerous than those now existing.

3.9.     SEC Filings.

         The Seller has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed since January 1, 2000 are referred to herein as the "Seller SEC Reports"). All of the Seller SEC Reports complied as to form, when filed (or, if amended or superseded by filing prior to the date hereof, then on the date of such filing), in all material respects with the applicable provisions of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") and the Exchange Act. Accurate and complete copies of the Seller SEC Reports have been made available to the Purchaser. The Seller SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, at the time they were filed (or, if amended or superseded by filing prior to the date hereof, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.10.    Financial Statements.

                  (a) Seller has delivered to Purchaser copies of (a) the unaudited balance sheet, as of March 31, 2003, of Seller (the "Latest Balance Sheet") and the unaudited statements of operations, shareholders' equity and cash flows of Seller for the three-month period ended March 31, 2003 (such statements and the Latest Balance Sheet being herein referred to as the "Latest Financial Statements") and (b) the audited balance sheets, as of December 31, 2001 and December 31, 2002, of the Seller and the audited statements of operations, shareholders' equity and cash flows of the Seller for each of the years ended December 31, 2001 and December 31, 2002 (collectively, the "Annual Financial Statements"). The Latest Financial Statements and the Annual Financial Statements are based upon the information contained in the books and records of Seller and fairly present, in all material respects, the financial condition of the Seller as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. The Latest Financial Statements have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with generally accepted accounting principles) consistently with the Annual Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim period(s) present.

3.11.    Personnel.

                  (a) Employees and Compensation. Schedule 3.11 contains a true and complete list as of the date of this Agreement of all employees of the Seller engaged in the Intermittent Testing Business (collectively, the "Employees") and a description of all compensation arrangements affecting them, including all written or oral employment agreements, all accrued vacation and other obligations that have accrued as of the date of this Agreement, such schedule to be updated prior to the Closing pursuant to Section 5.12. Except as set forth in Schedule 3.11, all Employees of the Seller are employed "at will" and may be terminated at any time with or without cause, without payment of additional compensation beyond accrued salary and vacation, and with no more than two weeks notice. There is no organized labor strike, dispute, slowdown or stoppage, collective bargaining or unfair labor practice claim, union representation question or arbitration or grievance proceeding, (collectively, "Labor Matters"), pending, or to the knowledge, of the Seller threatened, against or affecting the Seller. Schedule 3.11 lists each Labor Matter that involves a claim or potential claim against, or that enjoins or compels or seeks to enjoin or to compel any activity by the Seller with respect to the Intermittent Testing Business. The Seller is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination, occupational safety and health, and unfair labor practices. There is no unemployment discrimination or unfair labor practice charge or complaint against the Seller pending or, to the knowledge of the Seller, threatened before the National Labor Relations Board, Office of Federal Contract Compliance Programs, U.S. Equal Employment Opportunity Commission, or any comparable state, local or foreign agency. The Seller has not experienced any material work stoppage in the last 18 months. The Seller is not delinquent in payments to any of its Employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them or amounts required to be reimbursed to such Employees. Upon termination of the employment of any of the Employees of the Seller before or after the Closing Date, neither the Purchaser, or except as set forth in Schedule 3.11, the Seller, will be liable to such employees for severance pay. The Seller is not a party to or bound by any collective bargaining agreements.

                  (b) Neither the Seller nor any entity required to be aggregated therewith pursuant to Section 414(b) or (c) of the Code and/or
Section 4001(b) of ERISA, has incurred or could reasonably be expected to incur any material liability under Title IV of ERISA.

3.12.    Claims and Legal Actions.

         Except as disclosed on Schedule 3.12, as of the date of this Agreement, there is no claim, legal action, counterclaim, suit, arbitration, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or to the Seller's knowledge threatened, against or relating to the Seller or any of its Affiliates with respect to the Acquired Assets, the Assumed Liabilities, the Intermittent Testing Business, or with respect to the Intermittent Testing Business Products sold by the Seller prior to the Closing Date.

3.13.    Compliance with Laws.

         The Seller has complied with the Licenses and all federal, state, and local laws, rules, regulations, ordinances, judgments, orders, and decrees applicable or relating to the Intermittent Testing Business, including without limitation all Food and Drug Administration rules and regulations applicable to the Intermittent Testing Business and Intermittent Testing Business Products, except for any noncompliance that would not have a Material Adverse Effect or impair or hinder the ability of the Seller to perform its obligations under this Agreement.

3.14.    Environmental Matters.

                  (a) The Seller has complied and is in compliance with all Environmental Laws as they apply to the Intermittent Testing Business, except for such noncompliance as would not have a Material Adverse Effect.

                  (b) The Seller possesses all Licenses required under applicable Environmental Laws to conduct the Intermittent Testing Business as presently conducted, and each such License is in full force and effect. To the knowledge of the Seller, there has not been any disposal, spill, discharge, or release of any petroleum products, hazardous materials, substances or wastes on, at, or under the Roseville Facility that could reasonably be expected to require investigation, removal, or remedial or corrective action. Except as disclosed on
Schedule 3.14(b), the Seller has not transported or arranged for the transportation of any petroleum products, hazardous materials, substances or wastes to any location that is listed or proposed for listing as a contaminated, or potentially contaminated, site under federal or state Environmental Laws. To the knowledge of the Seller, there has not been any underground or above ground storage tanks containing petroleum products, hazardous materials, substances, or waste at the Roseville Facility.

                  (c) The Seller, with respect to the Intermittent Testing Business or the Acquired Assets, has not received any written notice regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities, including any investigatory, remedial, or corrective obligations, arising under Environmental Laws.

3.15.    Transactions with Affiliates.

         Except as set forth on Schedule 3.15, there are no agreements relating to the Intermittent Testing Business between the Seller and any of its Affiliates, the Seller has not been involved in any material business arrangement or relationship relating to the Intermittent Testing Business or the Acquired Assets with any of its Affiliates, and no Affiliate of the Seller owns any property or right, tangible or intangible, that is used in the Intermittent Testing Business.

3.16.    Protection of Intangible Property.

         Schedule 3.16A sets forth a true and complete list of all employees and consultants who have worked on or contributed to the development of the Seller's Intellectual Property and other proprietary rights. Except as disclosed on
Schedule 3.16A, each of such persons has executed a proprietary rights and information agreement in the form delivered to the Purchaser (the "Proprietary Rights and Information Agreement"). The Seller's rights under such Proprietary Rights and Information Agreements are freely assignable to the Purchaser. Complete and correct copies of all such Proprietary Rights and Information Agreements have been made available to the Purchaser. Schedule 3.16B sets forth, to the Seller's knowledge, a list of all persons or entities to whom the Seller has disclosed any of its source codes relating to the Intermittent Testing Business.

3.17.    Conduct of Business.

         Except as set forth in Schedule 3.17, since the date of the Latest Balance Sheet:

                  (a) There has been no event or condition that has or would reasonably be expected to have a Material Adverse Effect on the Seller;

                  (b) There has been no impairment, damage, destruction, loss or claim affecting any Acquired Assets that has or would reasonably be expected to have a Material Adverse Effect;

                  (c) There has not been any sale, assignment, lease, or other transfer or disposition of any of the assets used in the Intermittent Testing Business of the types described as Acquired Assets other than in the normal and usual course of business with suitable replacements being obtained therefor;

                  (d) There has not been any claim, settlement or judgment by a tribunal of competent jurisdiction regarding the breach or infringement of the Intellectual Property;

                  (e) There has not been any material change or indication of an intention to discontinue or materially change the Seller's relationships with suppliers, customers, distributors, lessors or third parties who have an existing relationship with the Seller relating to the Intermittent Testing Business;

                  (f) There has not been any material change in the credit practices, promotional practices or pricing practices of the Seller with respect to the Intermittent Testing Business except in the ordinary course of business;

                  (g) There has not been any action that would result in a default under any Assumed Contract by which any of the Acquired Assets is bound; and

                  (h) There has not been any increase in the compensation or benefits payable or to become payable by the Seller to any Continuing Employee, except for increases in the normal course of business and except for increases involving payments or obligations on the part of the Seller that in the aggregate for all Continuing Employees are less than Fifty Thousand Dollars ($50,000) per annum.

3.18.    Taxes.

                  (a) Except as set forth in Schedule 3.18(a), the Seller has made available to the Purchaser all Tax Returns filed by the Seller for all periods ending on or after December 31, 2000 and before the date of this Agreement, all Tax elections, claims for refunds of Taxes, correspondence, and any other information supplied to or received from the taxing authorities for all such periods. The Seller has filed all Tax Returns required by law to be filed by it prior to the date of this Agreement, and those Tax Returns are true, complete and correct in all material respects.

                  (b) The Seller has paid or made adequate provision in the Latest Financial Statements for the payment of all Taxes that have accrued or become due prior to the date of this Agreement. All Taxes that the Seller has been required to withhold or to collect have been duly withheld or collected, and all withholdings and collections either have been duly and timely paid over to the appropriate Governmental Entities or are not yet due and are duly reflected on the Latest Financial Statements or, for the period after June 30, 2003, are reflected on the books and records of the Seller.

                  (c) There are no audits, examinations, administrative proceedings or court proceedings, pending or, to the Seller's knowledge, proposed, with regard to any Taxes or Tax Returns filed by the Seller. The Seller has not given or been requested to give waivers or extensions of any statute of limitations relating to the filing of Tax Returns or the assessment of Taxes, except for any waiver or extension which has expired or any extensions resulting from the filing of a Tax Return after its original due date in the ordinary course of business. The Seller has not received from any Governmental Entity in a jurisdiction where the Seller does not file Tax Returns any notice that it either is or may be subject to taxation by that jurisdiction. The Tax Returns of the Seller for any taxable period ending after December 31, 2000 have not been audited by the Internal Revenue Service.

                  (d) For the purposes of this Section, "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment,

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

excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty or addition thereto, and "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any amendment thereof.

         3.19.    Intellectual Property.

         Schedule 3.19 is a true and complete list of each trademark, trademark application, domain name, patent, patent application, assumed name, trade name, copyright, trade secret or invention disclosure owned by, licensed to or licensed by the Seller which is or, to the extent reasonably available, was used in, or is necessary for the operation of, the Intermittent Testing Business as presently conducted or which has been developed by the Seller in contemplation of future use in connection with the Intermittent Testing Business (the "Intellectual Property"), together with a designation of ownership. The conduct of the Intermittent Testing Business as presently conducted by the Seller does not infringe any trademark, trademark application, domain name, patent, patent application, assumed name, trade name, copyright, or other proprietary right of any other Person. No litigation is pending or has been threatened against the Seller or any officer, director, shareholder, employee or agent of the Seller, for the infringement of any patents, trademarks or trade names of any other party or for the misuse or misappropriation of any patent, trade secret, know-how or other proprietary right owned by any other party and related in any way to the Intermittent Testing Business; nor, to the knowledge of the Seller, does any basis exist for any such litigation. Except as disclosed on Schedule 3.19, to the knowledge of the Seller, there has been no infringement or unauthorized use by any other Person of any Intellectual Property belonging to the Seller.

         3.20.    Brokers.

         Schedule 3.20 lists all Persons entitled to a finder's fee, brokerage commission or similar payment in connection with the transaction contemplated by this Agreement. The Seller will indemnify and hold the Purchaser harmless against all claims for brokers' or finders' fees made or asserted by any party claiming to have been employed by the Seller or any shareholder, director, officer, employee or agent of the Seller and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

         3.21.    Negotiations with Other Parties.

         Neither the Seller nor any other Person on their behalf is presently conducting or contemplating negotiations with any other party regarding any acquisition, merger, sale of assets or similar transaction with respect to the Intermittent Testing Business.

         3.22.    Inventory.

         All of the Inventory has been produced and packaged in accordance with all applicable laws, regulations and orders and is usable, leasable or salable in the ordinary course of business, except for inventory items set forth on
Schedule 3.22, if any, which have been written down in the Latest Balance Sheet to realizable fair market value or for which adequate reserves have been provided therein.

         3.23.    Receivables.

         The Receivables were generated in the ordinary course of business, and, except as set forth on Schedule 3.23, are not subject to any set-offs, counterclaims, deductions, rights to return, or agreements for deduction, free goods, discounts or other deferred price or quantity adjustments which do not have a sufficient corresponding accrual on the Latest Balance Sheet.

         3.24.    Distributors and Suppliers.

                  (a) Schedule 3.24(a) contains a true and correct list of all distributors which have purchased the Intermittent Testing Business Products (whether from the Seller or otherwise) for the period from January 1, 2003 through the date of this Agreement showing the total unit purchases by each such distributor during that period (the "Distributors"). As of the date of this Agreement, except as set forth on Schedule 3.24(a), the Seller has not received notice that any of such Distributors intends to materially decrease its level of purchases of the Intermittent Testing Business Products from that reflected on
Schedule 3.24(a) before or after the Closing.

                  (b) Schedule 3.24(b) contains a list of all suppliers to the Intermittent Testing Business for the most recent fiscal year (the "Suppliers"). As of the date of this Agreement, the Seller has not received notice that any of such Suppliers intends to materially decrease the quantity of materials sold by such Supplier to the Seller from that reflected on the
Schedule 3.24(b), before or after the Closing.

         3.25.    Undisclosed Liabilities.

         With respect to the Acquired Assets or the operations of the Intermittent Testing Business, the Seller has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) as reflected in the Latest Balance Sheet, (ii) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit which individually or aggregated with any other liability or liabilities arising from similar or related circumstances exceeds $5,000), (iii) the trade payables of the Seller, included in the definition of Assumed Liabilities, listed in Schedule 3.25 hereto, or (iv) as otherwise set forth in
Schedule 3.25.

         3.26.    Disclosure.

                  (a) No representation or warranty or other statement made by the Seller in this Agreement, including the exhibits and schedules referenced herein, contains any untrue statement or omits to state a material fact necessary to make any such representation, warranty or other statement not misleading.

                  (b) The Seller does not have knowledge of any fact that has specific application to the Seller (other than general economic or industry conditions) and that may be reasonably expected to have a Material Adverse Effect that has not been set forth in this Agreement or in the exhibits and schedules referenced herein.

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller that:

4.1.     Organization, Standing, and Authority.

         The Purchaser (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by the Purchaser hereunder.

4.2.     Authorization and Binding Obligation.

         The execution, delivery, and performance of this Agreement by the Purchaser and the performance by the Purchaser of its obligations hereunder have been duly authorized by all necessary actions on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject as to enforcement: (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (b) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

4.3.     Absence of Conflicting Agreements.

         The execution, delivery, and performance by the Purchaser of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party (including any Governmental Entity); (b) will not conflict with the Articles of Incorporation or Bylaws of the Purchaser; (c) will not violate, conflict with, or result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Entity applicable to the Purchaser; and (d) will not violate, conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which the Purchaser is a party or by which the Purchaser may be bound legally.

4.4.     Ability to Pay.

         Purchaser has the financial capability, in the ordinary course of business and without seeking any additional third party financing, to fulfill all of its obligations hereunder.

SECTION 5.        SPECIAL COVENANTS AND AGREEMENTS.

5.1.     Cooperation.

                  (a) Upon the terms and subject to the conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to (i) cooperating in the preparation and filing of the Proxy Statement, and any amendments thereto, (ii) using its commercially reasonable efforts to make all required regulatory filings and applications and to obtain all Requisite Governmental Approvals and Consents, and (iii) cooperating in the preparation and filing of any filings with the SEC related to the consummation of this Agreement or the sale of the Acquired Assets subsequent to the Closing, including but not limited to commercially reasonable efforts to ensure that the Seller's independent auditing firm is available to assist the Purchaser (at the Purchaser's sole expense) in the preparation of audited financial statements required upon consummation of the transactions contemplated by this Agreement. The Seller will use all reasonable efforts to provide the audited financial statements of the Intermittent Testing Business required upon consummation of the transactions contemplated by this Agreement as of the Closing Date. Notwithstanding anything to the contrary in the foregoing sentence, the Seller will provide the aforementioned financial statements to the Purchaser no later than thirty (30) days after the Closing Date. The Seller will promptly furnish to the Purchaser copies of all notices, documents, requests, court papers, or other materials given to or received from any Governmental Entity or any other third party with respect to the transaction contemplated by this Agreement. To the extent practicable in the circumstances and subject to applicable laws or existing confidentiality agreements, the Seller will provide the Purchaser with the opportunity to review any information relating to such party, or any of its Affiliates, which appears in any filing made with, or written materials submitted to, any Governmental Entity or any non-governmental person in connection with obtaining the Requisite Governmental Approvals, or with respect to the Transferred Regulatory Approvals. To the extent such disclosure is prohibited by an existing confidentiality agreement, the Seller will use all reasonable efforts to obtain a consent to or waiver of the rights of any party to such confidentiality agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party will use their commercially reasonable efforts to take all such necessary action. Notwithstanding the foregoing, and except as otherwise expressly provided in this Agreement, the Purchaser will have no obligation to agree to any adverse change in any License or Assumed Contract in order to obtain a Consent required with respect thereto.

                  (b) The Seller will use its commercially reasonable efforts to provide assistance in the transition of the Intermittent Testing Business to the Purchaser. For the period commencing on the Closing Date and continuing for up to ninety (90) days after the Closing Date, the Seller will make the employees of the Seller listed on Schedule 5.1(b) (subject to any voluntary termination or termination of employment for cause by the Seller of such employees) (the "Transition Employees") reasonably available (compatible with the business needs of the Seller) to the Purchaser in the United States to provide consultation and training (the "Transition Services") to assist and enable the Purchaser to transition and operate the Intermittent Testing Business. As part of the Transition Services, the Seller will make available to the Purchaser the Transition Employees, and where applicable, systems, to provide consultation and training with respect to the Intermittent Testing Business in the areas of sales and marketing, technical support, procurement, human resources and employee benefits, as well as financial and accounting systems, processes and services. On or before the Closing Date, the Seller will provide the Purchaser with the name of the Seller's Transition Services project coordinator, who will be responsible for coordinating the provision of the Transition Services to the Purchaser.

5.2.     Access to Books and Records.

         To the extent requested for any reasonable business purposes hereunder, and subject to the following two sentences of this Section 5.2, (a) the Seller will provide the Purchaser access and the right to copy for a period of seven
(7) years from the Closing Date any books and records of the Seller (or true and complete copies thereof) relating to the Intermittent Testing Business or the Acquired Assets but not included in the Acquired Assets, and (b) the Purchaser will provide the Seller access and the right to copy for a period of seven (7) years from the Closing Date any books and records of the Purchaser (or true and complete copies thereof) relating to the Intermittent Testing Business or the Acquired Assets with respect to periods prior to the Closing that are included in the Acquired Assets. Any party that is required to grant any other party access and the right to copy any books and records (or true and complete copies thereof) pursuant to this Section 5.2 may, before doing so, redact or remove therefrom any information contained therein that does not relate to the Intermittent Testing Business or the Acquired Assets.

5.3.     Restrictions on Competitive Activities.

         As an inducement to the Purchaser to enter into this Agreement, the Seller agrees that for a period of seven (7) years from and after the Closing Date (the "Non-Competition Period"), the Seller, either directly or with or through another entity, will not compete with the Purchaser or Thoratec Corporation in the Intermittent Testing Business through the manufacture, sale, marketing, licensing or distribution in the United States or anywhere throughout the world of any Intermittent Testing Business Products, provided, however, that the Non-Competition Period will terminate upon the closing of a merger, consolidation, or other transaction in which the shareholders of the Seller who beneficially own all of the voting securities of the Seller immediately before such transaction, beneficially own securities representing less than 50% of the voting securities of the Seller immediately after such transaction. The Seller will take all reasonable actions necessary to ensure that employees and consultants of the Seller irrevocably assign or otherwise transfer to Seller all of their respective right, title and interest in and to any and all Intellectual Property related to the Intermittent Testing Business developed during the Non-Competition Period, and that such Intellectual Property is promptly transferred and assigned to the Purchaser for no additional consideration.

5.4.     No Inconsistent Action.

         Except as otherwise provided in this Agreement, no party to this Agreement will take any action that is inconsistent with its obligations under this Agreement or that could reasonably be expected to hinder or delay the consummation of the transactions contemplated by this Agreement by the termination date set forth in Section 8.1(d).

5.5.     Supply of Products by the Seller for the Purchaser.

                  (a) From and after the Closing Date until the earlier of such time as (a) the date six (6) months from the Closing Date or (b) substantially all the consents necessary to transfer the Transferred Regulatory Approvals have been obtained or (c) the Purchaser is able to conduct the manufacture of the Intermittent Testing Business Products in its own right, the Seller will supply the Purchaser with reasonable quantities of the Intermittent Testing Business Products for sale by the Purchaser, pursuant to a license granted hereby specifically to allow those activities of the Seller described in this Section (a). The Purchaser will submit to the Seller orders, including commercially reasonable delivery dates, with respect to such requirements, and the Purchaser will pay to the Seller upon tender of the Intermittent Testing Business Products in the name of the Seller an amount equal to the Seller's cost thereof. For purposes hereof, the Seller's cost will equal the purchase price paid by the Seller to the Purchaser pursuant to paragraph (b) below., plus any expenses directly incurred by the Seller as a result of the performance of this Section 5.5(a)

                  (b) The Seller hereby engages the Purchaser to manufacture on its behalf all requirements of the Intermittent Testing Business Products necessary to satisfy its obligations pursuant to paragraph (a) above. Such Intermittent Testing Business Products will be supplied at the Purchaser's manufacturing cost.

5.6.     Collection of Receivables.

                  (a) As an inducement to the Purchaser to enter into this Agreement, the Seller hereby guarantees that the Acquired Assets will include at least $600,000 in Receivables. In the event that the Acquired Assets do not include at least $600,000 in Receivables as of the Closing Date, the Purchaser will be entitled to immediately remove from the Escrow Consideration an amount equal to the "Receivables Reduction Amount". The Receivables Reduction Amount will be equal to (i) $600,000 minus (ii) the aggregate dollar amount of the Receivables as of the Closing Date.

                  (b) As further inducement to the Purchaser to enter into this Agreement, the Seller hereby guarantees the collection by the Purchaser of at least $600,000 in Receivables related to the Intermittent Testing Business within one hundred eighty (180) days after the Closing Date. If at the end of such one hundred eighty (180) days the Purchaser has failed to collect at least $600,000 in Receivables, the Purchaser will be entitled to withhold from the Escrow Consideration an amount equal to the "Receivables Gross-Up". The Receivables Gross-Up will be equal to (a) $600,000 minus (b) the dollar amount of Receivables collected by the Purchaser during the one hundred eighty (180) day period. The Purchaser hereby agrees to use commercially reasonable efforts consistent with Purchaser's normal collection practices and procedures to collect the Receivables during the one hundred eighty (180) day period, and will not renegotiate the terms of the Receivables to the extent such revised terms will result in a Receivables Gross-Up payment to Purchaser. Any Receivables which have not been collected by Purchaser during such one hundred eighty (180) days and for which Purchaser has submitted a claim against the Escrow Consideration pursuant to this Section 5.6(b) will be immediately assigned to Seller, which Seller may then collect for its own account, and Purchaser will cooperate with Seller in its efforts to collect such Receivables. In the event that the Purchaser has deducted the Receivables Reduction Amount from the Escrow Consideration, the Receivables Gross-Up will be reduced by an amount equal to the Receivables Reduction Amount.

                  (c) At the Closing, the Purchaser will acquire hereunder, and thereafter the Purchaser or its designee will have the right and authority to collect for the Purchaser or its designee's account, all Receivables, letters of credit and other items which constitute a part of the Acquired Assets, and the Seller will within five
(5) Business Days after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to the Purchaser any letters of credit, documents, cash or checks received on account of or otherwise relating to any such Receivables, letter of credit or other items.

5.7.     Seller Special Meeting.

                  (a) In order to obtain shareholder approval of this Agreement, the Seller, acting through its board of directors, will duly call, give notice of, convene and hold a special meeting of the shareholders of the Seller for the purpose of considering and voting on the adoption of this Agreement and the sale of the Acquired Assets (the "Seller Special Meeting"), provided, however, that if the board of directors of the Seller takes action to comply with its fiduciary duties pursuant to Section 5.7(c) (including, without limitation, canceling, adjourning or terminating the Seller Special Meeting prior to the shareholder vote on the sale of the Acquired Assets), such action will not result in a breach of the Seller's obligations pursuant to this section. The Seller Special Meeting will be held as soon as practicable after the execution of this Agreement.

                  (b) As promptly as practicable, but in no event later than five (5) Business Days after the execution of this Agreement, the Seller will prepare and, following approval by the Purchaser (which approval will not be unreasonably withheld), file with the SEC a preliminary form of the Proxy Statement for the Seller Special Meeting. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act except that the Seller has no liability with respect to any information supplied by or on behalf of the Purchaser for inclusion in the Proxy Statement. As promptly as practicable following receipt of SEC comments on such preliminary Proxy Statement, if any, the Seller will prepare a response to such comments. The Purchaser will be given a reasonable opportunity to review and comment on any response letter and amended Proxy Statement prior to filing with the SEC. Upon resolution of all comments or expiration of any waiting period, the Seller will, as promptly as practicable following such resolution, mail the definitive Proxy Statement to the shareholders of the Seller as of the record date for the Seller Special Meeting. The Seller will use all commercially reasonable efforts to have the preliminary Proxy Statement cleared by the SEC as promptly as practicable. The Purchaser and the Seller will promptly furnish to each other all information, and take such other actions (including, without limitation, using all commercially reasonable efforts to provide any required consents of their respective independent auditors), as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences of this Section 5.7(b). The Seller and the Purchaser will each correct any information provided by it for use in the Proxy Statement which will have become false or misleading.

                  (c) The Proxy Statement will contain the recommendation of the board of directors of the Seller in favor of the adoption of this Agreement and the sale of the Acquired Assets. Notwithstanding the foregoing, the board of directors of the Seller may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser its approval or recommendation of this Agreement or the transactions contemplated hereby or (ii) resolve or announce its intention to do so if, after consultation with outside legal counsel, such board determines by a majority vote of directors in their good faith judgment that taking such action is necessary to comply with the fiduciary duties of such board under applicable law.

5.8.     No Other Discussions.

         Until this Agreement is terminated as provided in this Agreement, none of the Seller, its Affiliates, employees, agents, and representatives will: (i) initiate or encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale, or other disposition of any part of the Acquired Assets or the Intermittent Testing Business (whether by merger, consolidation, sale of stock, sale of assets, or otherwise); or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions, unless, after consultation with outside counsel, the board of directors determines by a majority vote of directors in their good faith judgment that taking such action is necessary to comply with the fiduciary duties of such board under applicable law. The Seller will immediately notify the Purchaser if any third party attempts to initiate any solicitation, discussion, or negotiation with respect to any of the foregoing transactions. Nothing contained in this Section 5.8 will prevent the board of directors of the Seller from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

5.9.     Confidentiality.

         Each party recognizes that it will receive confidential information regarding the other parties hereto during the course of the negotiations contemplated by this Agreement. Accordingly, each of the Purchaser and the Seller will prevent the unauthorized disclosure of any confidential information concerning the other party that has been disclosed previously or is disclosed during the course of the negotiations and investigations contemplated by this Agreement. The obligations of this paragraph do not apply to information that:
(a) is or becomes part of the public domain (other than through breach of this Agreement or any other agreement between the parties relating to confidentiality), (b) is received by the receiving party from a third party without breach of a nondisclosure obligation of the third party, or (c) is independently developed. This Section 5.9 and the Confidentiality Agreement by and between the Seller and the Purchaser will survive the Closing and/or any termination of this Agreement.

5.10.    Distribution Agreements.

         From and after the date of this Agreement, the Purchaser will indicate to the Seller which of the Distributors set forth on Schedule 3.24(a) the Seller will be required to terminate with respect to the Intermittent Testing Business, effective on or prior to the Closing Date. Additionally, the Purchaser will indicate to the Seller which of the applicable distributor agreements relating to the Distributors set forth on Schedule 3.24(a) the Seller will assign to the Purchaser or amend to have the Purchaser replace the Seller, and the Seller hereby agrees to use its best efforts to cause such assignment and amendment and to procure any required consents of third parties to such assignment, it being understood that such best efforts will not include any requirement to (a) pay consideration or (b) offer or grant financial accommodations to any Distributor. The Seller will be required to immediately terminate any of the applicable distributor agreements relating to the Distributors set forth on Schedule 3.24(a) as soon as the Seller ascertains that it is unable to assign to the Purchaser or amend to have the Purchaser replace the Seller. The Seller will bear the cost of terminating the agreements with respect to all Distributors with whom Seller terminates agreements pursuant to this section. In the case of distributor agreements that cover other products or businesses of the Seller in addition to the Intermittent Testing Business, only that portion of the distributor agreement relating to the Intermittent Testing Business will be assigned to the Purchaser or terminated. All such assignments and/or amendments will be effective as of the Closing Date.

5.11.    Publicity.

         All notices, releases, statements and communications to employees, suppliers, distributors and customers and any person other than their respective officers, directors, shareholders, representatives or agents of Seller, Purchaser and to the general public and the press relating to the transactions contemplated by this Agreement will be made only at such times and in such manner as may be mutually agreed upon in writing by Seller and Purchaser, provided, however, that any party will be entitled to make a public announcement or statement or other public disclosure relating to the transactions contemplated hereby if, in the opinion of its legal counsel, such announcement or statement or other public disclosure is required to comply with any law (including, without limitation, federal securities laws) or any subpoena or other process; provided, further, however, that such party gives prior written notice of its intention to make such disclosure, the content of such disclosure and the provision of law, subpoena or process requiring such disclosure and further, provided, the Seller and the Purchaser will be permitted to file this Agreement and to describe the transactions contemplated hereby in a Current Report on Form 8-K, a Quarterly Report on Form 10-Q and/or a proxy statement on Schedule 14A, filed under the Exchange Act, or if the board of directors of the Seller or the Purchaser, respectively, deems it to be necessary or advisable to make such a filing.

5.12.    Updated Schedules and Evidence of Clear Title.

         No later than three (3) Business Days prior to the Closing, the Seller will deliver to the Purchaser updated schedules reflecting items arising or changes occurring in connection with the operation of the Intermittent Testing Business between the date of this Agreement and the Closing Date (the "Updated Disclosure Schedule"). The Updated Disclosure Schedule will also include complete and current searches in the name of the Seller and other appropriate parties of all Uniform Commercial Code Financing Statements records (the "UCC Financing Statements") maintained by the Secretary of State of Minnesota, and wherever else the Seller or the Purchaser know that a UCC Financing Statement has been filed, and all other liens, security interests, mortgages, pledges, encumbrances, or restrictions that to the Seller's knowledge apply to the Acquired Assets, together with such releases, termination statements and other documents as may be necessary to provide reasonable evidence that all Acquired Assets to be sold under this Agreement are free and clear of all liens, security interests, mortgages, pledges, encumbrances, or restrictions, other than the Permitted Liens. No additional disclosure made in the Updated Disclosure Schedule will be deemed to be a breach of any representation or warranty of the Seller contained in this Agreement unless the item disclosed results from conduct in violation of this Agreement; provided, however, that no disclosure set forth in the Updated Disclosure Schedule will be deemed to cure any inaccuracy or misrepresentation in the Disclosure Schedule that existed as of the date of this Agreement, and provided, further, that disclosure in the Updated Disclosure Schedule of matters occurring prior to the Closing Date may be taken into account for purposes of determining whether an event may be deemed to have had a Material Adverse Effect for the purposes of Section 6.1(g).

5.13.    Termination of Permitted Liens

         No later than three (3) Business Days prior to the Closing, the Seller will prepare and deliver to the Purchaser all information and instructions necessary to enable the Purchaser to pay, on behalf of the Seller, the amounts required to terminate the Permitted Liens. Pursuant to the instructions, the Purchaser will deliver at the Closing, by wire transfer to the holders of the Permitted Liens, the amounts set forth in the instructions, and such amounts will be deemed to be paid on behalf of the Seller, will be considered part of the Closing Consideration, and will be deducted from the Closing Consideration to be paid to the Seller. The Seller will take all additional action necessary to cause the holders of the Permitted Liens to terminate and release the Permitted Liens. The Seller will deliver fully executed releases, termination statements and other documents as are necessary to provide reasonable evidence that the Permitted Liens have been terminated as set forth in Section 7.2(g).

SECTION 6.        CONDITIONS TO OBLIGATIONS OF PARTIES AT CLOSING.

6.1.     Conditions to Obligations of the Purchaser.

         All obligations of the Purchaser at the Closing are subject at the Purchaser's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Injunction, etc. There will be no effective injunction, writ, or preliminary restraining order or any order of any nature issued by a Governmental Entity to the effect that transactions contemplated by this Agreement may not be consummated as herein provided, no proceeding or lawsuit will have been commenced and be continuing by any Governmental Entity for the purpose of obtaining any such injunction, writ, or preliminary restraining order, and no written notice directed to either the Seller or the Purchaser will have been received from any such Governmental Entity indicating an intent to restrain, prevent, materially delay, or restructure the transactions contemplated by this Agreement; provided, however, that the Purchaser will have used all commercially reasonable efforts to prevent the entry of any such injunction or other order that may be entered.

                  (b) Voting Agreements. The Major Shareholders will have entered into and delivered to the Purchaser the Voting Agreement.

                  (c) Consents. All Consents, approvals and filings described on Schedule 3.3 will have been obtained or made in a manner reasonably satisfactory to the Purchaser.

                  (d) Performance. The Seller will have performed in all material respects all obligations that this Agreement requires it to perform on or before the Closing Date.

                  (e) Representations and Warranties. Except as otherwise provided pursuant to Section 5.12, (i) the representations and warranties of the Seller contained in this Agreement that contain an express materiality qualification will be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Closing (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties will be true and correct in all respects, on and as of such particular date), with the same force and effect as if then made and (ii) the representations and warranties of the Seller contained in this Agreement that do not contain an express materiality qualification will be true and correct in all material respects as of the date of this Agreement and as of immediately prior to the Closing (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties will be true and correct in all material respects, on and as of such particular date), with the same force and effect as if then made.

                  (f) Regulatory Approvals. All Requisite Governmental Approvals will have been obtained and will remain in full force and effect except for the Transferred Regulatory Approvals, as to which the Seller will have submitted all documentation necessary on its part to be submitted requesting transfer thereof.

                  (g) Material Adverse Change. Since the date of this Agreement, there will have occurred no event or other occurrence which will have caused or may reasonably be expected to cause a Material Adverse Effect with respect to the Seller.

                  (h) Extension of Lease. The Lease will have been amended, or a new lease will have been executed, whereby the Purchaser will be entitled to use of the Roseville Facility pursuant to terms which are reasonably acceptable to the Purchaser.

                  (i) Deliveries. The Seller will have made all the deliveries to the Purchaser set forth in Section 7.2.

                  (j) Shareholder Approval. The Seller will have obtained the approval of its shareholders of this Agreement and the sale of the Acquired Assets pursuant hereto in accordance with the Minnesota Business Corporation Act and the Seller's Articles of Incorporation and Bylaws.

                  (k) Distributors. The Seller will have given notice at least one (1) day prior to the Closing Date to the Distributors, effective within the lesser of (i) thirty (30) calendar days following the Closing Date or
(ii) the shortest possible duration under the notice provisions of each respective distributor agreement, of the Seller's intent to terminate agreements with any Distributors that the Purchaser does not wish to retain pursuant to
Section 5.10. The Seller will have given notice to the Distributors, effective within the lesser of (i) thirty (30) calendar days following the Closing Date or
(ii) the shortest possible duration under the notice provisions of each distributor agreement, of the Seller's intent to assign or amend agreements with any Distributors to the Purchaser pursuant to Section 5.10.

                  (l) Series E Convertible Preferred Stock Purchase Agreement. The Seller will have obtained from each holder of Series E Convertible Preferred Stock of the Seller (i) a written consent to this Agreement, and (ii) a waiver of any rights and interest, contingent or actual, that such holders may have in the Acquired Assets. Each of the written consent and waiver will be in a form reasonably acceptable to the Purchaser.

                  (m) Convertible Senior Secured Fixed Rate Note. The Seller will have obtained from each holder of Convertible Senior Secured Fixed Rate Notes of the Seller (i) a written consent to this Agreement, and (ii) a waiver of any rights and interest, contingent or actual, that such holders may have in the Acquired Assets. Each of the written consent and waiver will be in a form reasonably acceptable to the Purchaser.

6.2.     Conditions to Obligations of the Seller.

         All obligations of the Seller at the Closing are subject at the Seller's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Injunction, etc. There will be no effective injunction, writ, or preliminary restraining order or any order of any nature issued by a Governmental Entity to the effect that transactions contemplated by this Agreement may not be consummated as herein provided, no proceeding or lawsuit will have been commenced and be continuing by any Governmental Entity for the purpose of obtaining any such injunction, writ, or preliminary restraining order, and no written notice directed to either the Seller or the Purchaser will have been received from any such Governmental Entity indicating an intent to restrain, prevent, materially delay, or restructure the transactions contemplated by this Agreement; provided, however, that the Seller will have used all commercially reasonable efforts to prevent the entry of any such injunction or other order that may be entered.

                  (b) Performance. The Purchaser will have performed in all material respects all obligations that this Agreement requires it to perform on or before the Closing Date.

                  (c) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement that contain an express materiality qualification will be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Closing (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties will be true and correct in all respects, on and as of such particular date), with the same force and effect as if then made and (ii) the representations and warranties of the Purchaser contained in this Agreement that do not contain an express materiality qualification will be true and correct in all material respects as of the date of this Agreement and as of immediately prior to the Closing (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties will be true and correct in all material respects, on and as of such particular date), with the same force and effect as if then made.

                  (d) Regulatory Approvals. All Requisite Governmental Approvals will have been obtained and will remain in full force and effect, except for the Transferred Regulatory Approvals, as to which the Purchaser will have submitted all documentation necessary on its part to be submitted requesting transfer thereof.

                  (e) Deliveries. The Purchaser will have made all the deliveries set forth in Section 7.3.

                  (f) Shareholder Approval. The Seller will have obtained the approval of its shareholders of this Agreement and the sale of the Acquired Assets pursuant hereto in accordance with the Minnesota Business Corporation Act and the Seller's Articles of Incorporation and Bylaws.

SECTION 7.        CLOSING AND CLOSING DELIVERIES.

7.1.     Closing Date and Place.

         Subject to the satisfaction or waiver of the conditions set forth in
Section 6, the Closing will be held at the offices of Heller Ehrman White & McAuliffe LLP, 275 Middlefield Road, Menlo Park, California 94025-3506 as promptly as practicable following satisfaction or waiver of the conditions set forth in Section 6, other than those conditions which by their terms are to be satisfied at the Closing, but not later than five (5) Business Days following such satisfaction or waiver. The effective time of the conveyance of the Acquired Assets and the assumption of the Assumed Liabilities, and the transfer of the Total Consideration will be deemed to have been the Effective Time.

7.2.     Deliveries by the Seller.

         On the Closing Date, the Seller will deliver to the Purchaser the following, in form and substance reasonably satisfactory to the Purchaser and its counsel:

                  (a) Transfer Documents. Duly executed instruments of conveyance and transfer, including bills of sale, motor vehicle titles, assignments, and other transfer documents that are sufficient to vest good and marketable title to the Acquired Assets in the name of the Purchaser, free and clear of all liens, security interests, mortgages, pledges, encumbrances, or restrictions (other than any liens, security interests, mortgages, pledges, encumbrances, or restrictions that are included within the Assumed Contracts or resulting from the failure to obtain any Consent), except for Permitted Liens.

                  (b) Consents. Copies of all instruments evidencing receipt of any Consents and estoppel certificates that have been obtained prior to the Closing.

                  (c) Licenses, Contracts, Business Records, Etc. Copies of all Licenses, Assumed Contracts, Proprietary Rights and Information Agreements, blueprints, schematics, working drawings, plans, projections, engineering records, and all files and records included in the Acquired Assets.

                  (d) Escrow Agreement. A copy of the Escrow Agreement, duly executed by the Seller.

                  (e) Opinion of Counsel. An opinion of counsel for the Seller, in form and substance reasonably satisfactory to the Purchaser, in the form attached hereto as Exhibit C.

                  (f) Updated Asset and Liabilities List. The Seller will prepare and deliver an updated listing of the assets and liabilities of the Intermittent Testing Business as of the Closing Date (the "Updated Asset and Liabilities List").

                  (g) Termination of Permitted Liens and All Other Encumbrances. The Seller will deliver fully executed releases, termination statements and other documents as may be necessary to provide reasonable evidence that the Permitted Liens and any and all liens, security interests, mortgages, pledges, encumbrances, or restrictions as reported on the Updated Disclosure Schedule have been terminated.

                  (h) Other Documents. Such additional customary closing documents as the Purchaser will reasonably request, including certificates executed by appropriate officers of the Seller certifying as to the accuracy of the representations and warranties of Seller as of the Closing Date in accordance with Section 6.1(e), including an express statement that the Updated Disclosure Schedule as delivered pursuant to Section 5.12 remains complete and accurate as of the Closing Date, and fulfillment of all of the Seller's obligations under this Agreement as of the Closing Date in accordance with
Section 6.1(d).

7.3.     Deliveries by the Purchaser.

         On the Closing Date, the Purchaser will deliver to the Seller (or to the Escrow Agent, into the Escrow) the following, in form and substance reasonably satisfactory to the Seller and its counsel:

                  (a)      Consideration. The Total Consideration as provided in
Section 2.2.

                  (b) Escrow Agreement. A copy of the Escrow Agreement, duly executed by the Purchaser and the Escrow Agent.

                  (c) Other Documents. Such additional customary closing documents, information, and materials as the Seller will reasonably request, including certificates executed by appropriate officers of the Purchaser certifying as to the accuracy of the representations and warranties of the Purchaser as of the Closing Date in accordance with Section 6.2(c) and fulfillment of all of the Purchaser's obligations under this Agreement as of the Closing Date in accordance with Section 6.2(b).

SECTION 8.        TERMINATION.

8.1.     Termination.

         This Agreement may be terminated at any time prior to the Closing, whether before or after the requisite approval of the shareholders of the
Seller:

                  (a) by the mutual written consent of the Seller and the Purchaser;

                  (b) by either the Purchaser or the Seller if the shareholders of the Seller will not have approved the sale of the Acquired Assets in accordance with the Minnesota Business Corporation Act and the Seller's Articles of Incorporation and Bylaws at the Seller Special Meeting;

                  (c) by either the Purchaser or the Seller if any Governmental Entity will have issued an order, decree or ruling or taken other action restraining, enjoining or otherwise prohibiting the purchase and sale of the Acquired Assets;

                  (d) (i) by the Purchaser if the Proxy Statement has not been mailed to the shareholders of the Seller within ninety (90) days after the date of this Agreement or (ii) by either the Purchaser or the Seller if the sale of the Acquired Assets has not been consummated within one hundred twenty (120) days after the date of this Agreement, provided, however, that no party will be entitled to terminate this Agreement pursuant to this clause (d) if such party is in material breach of this Agreement; or

                  (e) by the Purchaser if the Seller (i) is unable to pay its debts as they become due, (ii) ceases wholly, or substantially in the reasonable and good faith judgment of the Purchaser, to carry on the Intermittent Testing Business, (iii) applies or petitions for bankruptcy, corporate re-organization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, (iv) applies for or consents to the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of it or of all or a material part of its assets, rights or revenues, or (v) suffers the seizure, confiscation or condemnation of all or substantially all of the Acquired Assets and/or the Intermittent Testing Business.

8.2.     Termination Fee.

         In the event that this Agreement is terminated by the Purchaser or the Seller pursuant to Sections 8.1(b) or (d), and the Seller enters into a Prohibited Transaction within one hundred eighty (180) days after such termination, the Seller will promptly, but in no event later than two (2) days after the closing of any agreements to effect the Prohibited Transaction, pay the Purchaser a fee equal to $500,000, in immediately available funds.

8.3.     Rights on Termination.

         In the event of termination of this Agreement by either the Purchaser or the Seller as provided in Section 8.1, this Agreement will become void and there will be no liability on the part of either Purchaser or Seller, or their respective shareholders, officers, or directors, except that Sections 5.9, 5.11, 8.2, 11.1 and 11.5 hereof will survive indefinitely, and except with respect to willful breaches of this Agreement prior to the time of such termination.

8.4.     Specific Performance.

         The parties recognize that if any party breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the other parties for their injury. Each party will therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance (without necessity of posting bond) of the terms of this Agreement. If any action is brought by any party to enforce this Agreement, the other parties will waive the defense that there is an adequate remedy at law.

8.5.     Attorneys' Fees.

         In the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party will be entitled to reimbursement from the other party of its reasonable legal fees and expenses (whether incurred in arbitration, at trial, or on appeal).

SECTION 9.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION;
                  CERTAIN REMEDIES.

9.1.     Representations and Warranties.

         Without prejudice to representations and warranties in other agreements delivered hereunder, all representations and warranties contained in this Agreement will be deemed continuing representations and warranties and will survive the Closing Date for a period of two hundred seventy (270) days following the Closing Date.

9.2.     Indemnification by the Seller.

         The Seller hereby agrees to indemnify and hold harmless the Purchaser from and against, and to reimburse the Purchaser for, any and all losses, liabilities, and damages (including punitive and exemplary damages and fines or penalties and any interest thereon), costs and expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, or other obligations of any nature (collectively, "Losses") that result from:

                  (a) Any inaccuracy in or breach of any representation and warranty, or any breach or nonfulfillment of any covenant or agreement of the Seller contained in this Agreement or in any certificate, document, or instrument delivered to the Purchaser under this Agreement;

                  (b) Any failure by the Seller to terminate the distribution agreements with Distributors set forth on Schedule 3.24(a) pursuant to Section 5.10;

                  (c) The operation or ownership of the Intermittent Testing Business and the Acquired Assets prior to the Closing including any liabilities arising under the Licenses or the Assumed Contracts that relate to events occurring prior the Closing Date, except to the extent any of the foregoing constitute Assumed Liabilities.

         The Seller will be liable to the Purchaser for any Losses (i) only if the Purchaser delivers to the Seller written notice, setting forth in reasonable detail the identity, nature and amount of Losses related to such claim or claims on or prior to the 270th day after the

Closing Date and (ii) only if the aggregate amount of all Losses exceeds $52,000, in which case the Seller will be obligated to indemnify the Purchaser, it being understood that once such amount is exceeded, the Purchaser will be entitled to receive the aggregate of all such claims from the first dollar of Losses. Except for fraud, for which liability will be unlimited, the Seller will not be required to pay the Purchaser for aggregate Losses in excess of the Total Consideration. The amount of the Escrow Consideration held by the Escrow Agent will be the initial source of funds for the payment of Losses to the Purchaser.

9.3.     Indemnification by the Purchaser.

         The Purchaser hereby agrees to indemnify and hold harmless the Seller from and against, and to reimburse the Seller for, any and all Losses that result from:

                  (a) Any inaccuracy in or breach of any representation and warranty, or any breach or nonfulfillment of any covenant or agreement of the Purchaser contained in this Agreement or in any certificate, document, or instrument delivered to the Seller under this Agreement; and

                  (b) The operation or ownership of the Intermittent Testing Business and the Acquired Assets from and after the Closing including any liabilities arising under the Licenses or the Assumed Contracts that relate to events occurring from and after the Closing Date, except to the extent such Losses result from or arise from breach of a representation or warranty made by the Seller or a breach of a covenant of the Seller contained in this Agreement.

         The Purchaser will be liable to the Seller for any Losses (i) only if the Seller delivers to the Purchaser written notice, setting forth in reasonable detail the identity, nature and amount of Losses related to such claim or claims on or prior to the 270th day after the Closing Date and (ii) only if the aggregate amount of all Losses exceeds $52,000, in which case the Purchaser will be obligated to indemnify the Seller, it being understood that once such amount is exceeded, the Seller will be entitled to receive the aggregate of all such claims from the first dollar of Losses. Except for fraud, for which liability will be unlimited, the Purchaser will not be required to pay the Seller for aggregate Losses in excess of the Escrow Consideration (as such amount will be adjusted pursuant to Section 5.6).

9.4.     Procedure for Indemnification.

         The procedure for indemnification will be as follows:

                  (a) The party claiming indemnification (the "Claimant") will promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice will be given by Claimant within ten (10) Business Days after written notice of such action, suit, or proceeding was given to Claimant. The Claimant's failure to give such notice timely will not relieve the Indemnifying Party from any liability that it otherwise may have to the Claimant except to the extent the Indemnifying Party is actually prejudiced by such failure.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party will have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party will immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty
(30) day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party will have the right at its own expense, to participate in or assume control of the defense of such claim (subject to Section 9.4(d)), and the Claimant will cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant will have the right to participate in the defense of such claim at its own expense (except that the Claimant will have the right to participate in the defense of such claim at the Indemnifying Party's expense if (i) the Claimant has been advised by its counsel that use of the same counsel to represent both the Indemnifying Party and the Claimant would present a conflict of interest, which will be deemed to include any case where there may be a legal defense or claim available to the Claimant that is inconsistent with those available to the Indemnifying Party, or (ii) the Indemnifying Party fails vigorously to defend or prosecute such claim within a reasonable time). If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, the Indemnifying Party will be bound by the results obtained by the Claimant with respect to such claim.

                  (d) The Indemnifying Party may not control the defense of any claim, without the written consent of the Claimant, if (i) the Claimant has been advised by its counsel that use of the same counsel to represent both the Indemnifying Party and the Claimant would present a conflict of interest, or
(ii) the claim involves any material risk of the sale, forfeiture, or loss of, or the creation of any lien (other than a judgment lien) on, any material property of the Claimant or could entail a risk of criminal liability to the Claimant.

                  (e) Indemnification of Losses under this Agreement will be net of any insurance proceeds actually paid to the Claimant with respect to the event giving rise to such Loss, but no Claimant will have any obligation under this Agreement to make any claim under any insurance policy that may be applicable to such event.

                  (f)      After the Closing, the rights set forth in this
Section 9 will be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement. Notwithstanding the foregoing, nothing herein will prevent either of the parties from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to either party in connection with this Agreement. In the event such action is brought, the prevailing party's attorneys' fees and costs will be paid by the nonprevailing party.

                  (g) Any indemnification payable under this Section 9 will be, to the extent permitted by law, an adjustment to purchase price.

SECTION 10.       TAXES AND EMPLOYMENT MATTERS

10.1.    Transfer Taxes.

         The Seller will pay all Transfer Taxes arising out of the transfer of the Acquired Assets to the Purchaser and any Transfer Taxes to effect any recording or filing with respect thereto. For purposes of this Section, "Transfer Tax" or "Transfer Taxes" means any federal, state, county, local, foreign and other sales, use, transfer, conveyance, gross receipts, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto, but such term will not include any tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

10.2.    Employees.

         The Purchaser will offer employment to the Continuing Employees listed on Schedule 10.2. The employment by the Seller of all Continuing Employees who are employed at the Roseville Facility on the Closing Date will be terminated by the Seller effective immediately prior to the Effective Time. The Seller will have no responsibility for any employee benefits for Continuing Employees or other former employees of the Seller employed by the Purchaser with respect to events occurring or services provided after the Effective Time, and the Purchaser will assume, and indemnify and hold harmless the Seller and its affiliates from and against, any and all Losses with respect to such events or services, except as provided on Schedule 3.11. The Purchaser will have no responsibility for any liabilities for existing or former employees of the Seller, including but not limited to those who are subsequently employed by the Purchaser, with respect to events occurring or services provided on or before the Effective Time, and for the avoidance of doubt, the Purchaser will not be assuming or taking assignment of any of the liabilities, plans or policies set forth in Schedule 3.11, and the Seller will assume, and indemnify and hold harmless the Purchaser from and against, any and all Losses with respect to all such matters. The Purchaser has no present intention of taking any action for which the Seller would be required to give notice to employees under the Worker Adjustment and Retraining Act of 1988.

10.3.    Survival of Obligations.

         The obligations of the parties set forth in this Section 10 will survive the Closing, will be unconditional and absolute and will remain in effect without limitation as to time.

10.4.    Conflict.

         In the event of a conflict between the provisions of this Section 10 and any other provisions of this Agreement, the provisions of this Section 10 will govern.

SECTION 11.       MISCELLANEOUS

11.1.    Fees and Expenses.

         Except as otherwise provided in this Agreement, each party will pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, and each party will be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party.

11.2.    Notices.

         All notices, demands, and requests required or permitted to be given under the provisions of this Agreement will be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or sent by facsimile transmission or electronic mail (email), (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or by facsimile confirmation or email confirmation, and (d) addressed as follows:

If to the Seller to:       Diametrics Medical, Inc.
                           2658 Patton Road
                           Roseville, Minnesota 55113
                           Attention: David B. Kaysen, President
                           Facsimile: (651) 638-1197
                           Email: dkaysen@diametrics.com

With a copy to:            Dorsey & Whitney LLP
                           Suite 1500
                           50 South Sixth Street
                           Minneapolis, Minnesota 55402
                           Attention: Kenneth L. Cutler, Esq.
                           Facsimile: (612) 340-7800
                           Email: cutler.ken@dorsey.com

If to the Purchaser to:    International Technidyne Corporation
                           8 Olsen Avenue
                           Edison, New Jersey 08820
                           Attention: Lawrence Cohen, President
                           Facsimile: (732) 632-9299
                           Email: lcohen@itcmed.com

With copies to:            Thoratec Corporation
                           6035 Stoneridge Drive
                           Pleasanton, California 94588
                           Attention: General Counsel
                           Facsimile: (925) 847-8600
                           Email: david.lehman@thoratec.com

                           Heller Ehrman White & McAuliffe LLP
                           275 Middlefield Road
                           Menlo Park, California 94025-3506
                           Attention: Bruce Jenett, Esq.
                           Facsimile: (650) 324-6007
                           Email: bjenett@hewm.com

or to any other or additional Persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

11.3.    Benefit and Binding Effect.

         No party may assign this Agreement without the prior written consent of each other party hereto, except that, any party may assign any or all of its rights under this Agreement to any Affiliate (which assignment will not relieve the assigning party of any obligations or liabilities under this Agreement). This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

11.4.    Further Assurances.

         Except as otherwise specifically provided for in this Agreement, the parties will take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement.

11.5.    GOVERNING LAW.

         THIS AGREEMENT WILL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

11.6.    Headings.

         The headings in this Agreement are included for ease of reference only and will not control or affect the meaning or construction of the provisions of this Agreement.

11.7.    Entire Agreement.

         This Agreement, the schedules hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between the Seller and the Purchaser with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations among the parties and the other agreements contemplated therein (other than the Confidentiality Agreement) and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by each party against which enforcement of any such amendment, supplement, or modification is sought. This document will not constitute or otherwise evidence an agreement among the parties hereto relating to the subject matter hereof unless and until it has been executed and delivered by the parties hereto.

11.8.    Severability.

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.9.    Waiver of Compliance; Consents.

         Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.9.

11.10.   Counting of Time.

         Unless otherwise specified, computations of calendar days or Business Days pursuant to this Agreement will commence on the first calendar day or Business Day, as applicable, following the event which gives rise the contractual obligation.

11.11.   Counterparts.

         This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

                                           DIAMETRICS MEDICAL, INC.

                                           By: /s/ David B. Kaysen
                                               --------------------

                                           Name: David B. Kaysen

                                           Title: President and CEO

                                           Date Signed: July 17, 2003

                                           INTERNATIONAL TECHNIDYNE
                                           CORPORATION

                                           By: /s/ Lawrence Cohen
                                               --------------------

                                           Name: Lawrence Cohen

                                           Title: President

                                           Date Signed: July 17, 2003

                                                                       EXHIBIT A

                                   FORM OF
                                VOTING AGREEMENT

         This VOTING AGREEMENT ("Agreement") is made and entered into as of July ___, 2003 by and between International Technidyne Corporation, a Delaware corporation ("ITC"), and the person whose name appears on the signature page hereto as a shareholder of Diametrics Medical, Inc., a Minnesota corporation (the "Company"), acting in his capacity as a shareholder of the Company and not in any other capacity ("Shareholder").

         A. Concurrently with the execution of this Agreement, the Company and ITC are entering into an Asset Purchase Agreement of even date herewith (the "Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to sell certain assets of the Company to ITC (the "Sale of Assets"). Capitalized terms used and not otherwise defined herein, and defined in the Asset Purchase Agreement, shall have the respective meanings ascribed to them in the Asset Purchase Agreement.

         B. As of the date hereof, Shareholder is a record holder of the number of shares of the Common Stock, par value $0.01 per share, of the Company ("Company Common Stock") set forth on the signature page hereto.

         C. As inducement and a condition to entering into the Asset Purchase Agreement, the Company has required Shareholder to agree, and Shareholder has agreed, to enter into this Agreement.

         The parties agree as follows:

         1.       CERTAIN DEFINITIONS. For purposes of this Agreement:

                  (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

                  (b) "Existing Shares" means all issued and outstanding shares of Company Common Stock owned of record or Beneficially Owned by Shareholder and over which Shareholder has voting control as of the record date for persons entitled to receive notice of, and to vote at, a meeting of the shareholders of the Company called for purposes of voting on the Asset Purchase Agreement and the Sale of Assets.

         2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to ITC as follows:

                  (a) On the date hereof, Shareholder is a record holder of the shares of Company Common Stock set forth on the signature page hereto. On the date hereof, such shares constitute all of the shares of Company Common Stock owned of record by Shareholder. On the date hereof, there are no outstanding options or other rights to acquire from Shareholder, or obligations of Shareholder to sell, any shares of Company Common Stock.

                  (b) Shareholder has the legal capacity, power and authority to enter into and perform all of Shareholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  (c) Except for any applicable filings under federal and state securities laws, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required to be made or obtained by Shareholder for the execution of this Agreement by Shareholder or compliance by Shareholder with the provisions hereof. Neither the execution and delivery of this Agreement by Shareholder nor the compliance by Shareholder with the provisions hereof will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, acceleration, redemption or purchase) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Shareholder is a party or by which Shareholder or any of Shareholder's properties or assets is bound, or (ii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Shareholder or any of Shareholder's properties or assets.

                  (d) Except as permitted by this Agreement, the shares of Company Common Stock set forth on the signature page hereto are held by Shareholder, or by a nominee or custodian for the benefit of Shareholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges, options, proxies, voting trusts or agreements ("Encumbrances"), except for any such Encumbrances arising hereunder.

                  (e) Shareholder understands and acknowledges that ITC is entering into the Asset Purchase Agreement in reliance upon Shareholder's concurrent execution and delivery of this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF ITC. ITC hereby represents and warrants to Shareholder as follows:

                  (a) ITC has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by ITC and constitutes a valid and binding agreement of ITC, enforceable against ITC in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         4. DISCLOSURE. Shareholder hereby agrees to permit ITC to publish and disclose in any press release or other disclosure document which ITC reasonably determines to be necessary or desirable in connection with the Sale of Assets and any transactions related thereto, Shareholder's identity and ownership of Company Common Stock and the nature of Shareholder's commitments, arrangements and understandings under this Agreement, provided that any public announcement or disclosure is made in accordance with the terms of the Asset Purchase Agreement.

         5. VOTING OF COMPANY COMMON STOCK. Shareholder hereby irrevocably and unconditionally agrees that, during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of this Agreement, (a) Shareholder will appear (in person or by proxy) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or otherwise cause the Existing Shares to be counted as present thereat for purposes of establishing a quorum, and (b) Shareholder will vote the Existing Shares (or will cause the Existing Shares to be voted) in favor of the Sale of Assets.

         6. REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to effectuate the provisions by this Agreement.

         7. TERMINATION. This Agreement shall terminate on the earliest to occur of: (a) the termination of the Asset Purchase Agreement; (b) the agreement of the parties hereto to terminate this Agreement; or (c) the consummation of the Sale of Assets.

         8.       MISCELLANEOUS.

                  (a) Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of ITC and Shareholder at any time prior to the Effective Time.

                  (b) Any failure of Shareholder, on the one hand, or ITC, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by ITC or Shareholder, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9(b).

                  (c) All notices and other communications hereunder shall be in writing and shall be delivered personally, by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered, or on the next business day following transmittal, if sent by confirmed facsimile. Notices shall be delivered as follows:

                           (1)      if to ITC, to:

                                    International Technidyne Corporation
                                    8 Olsen Avenue
                                    Edison, New Jersey 08820
                                    Telephone: (732) 632-9200
                                    Facsimile: (732) 632-9299
                                    Attention: Lawrence Cohen, President

                           with a copy to:

                                    Heller Ehrman White & McAuliffe LLP
                                    275 Middlefield Road
                                    Menlo Park, CA 94025-3506
                                    Telephone: (650) 790-7900
                                    Facsimile: (650) 790-7901
                                    Attention: Bruce Jenett, Esq.

                           (2) If to Shareholder, at the address set forth on the signature page:
                                    with a copy to:

                                    Dorsey & Whitney LLP
                                    Suite 1500
                                    50 South Sixth Street
                                    Minneapolis, Minnesota 55402
                                    Telephone: (612) 340-2600
                                    Facsimile: (612) 340-7800
                                    Attention: Kenneth L. Cutler, Esq.

                  (d) Neither this Agreement nor any right, interest or obligation hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or remedies hereunder upon any other person except the parties hereto.

                  (e) This Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflicts of law.

                  (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) In case any one or more of the provisions contained in this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party hereto, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

                  (h) The article and section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement.

                  (i) This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

                  (j) Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages. Therefore, in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (k) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  (l) From time to time, at any other party's reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or reasonably desirable to effectuate the provisions of this Agreement.

                  (m) Notwithstanding any other provision of this Agreement, nothing contained in this Agreement shall bind or obligate Shareholder to act or refrain from acting in any capacity other than as a shareholder of the Company, it being expressly understood and agreed that this Agreement shall not bind or obligate Shareholder in his capacity as a director or officer of the Company.

         IN WITNESS WHEREOF, the parties hereto have signed this Voting Agreement, in the case of ITC by its duly authorized officer, as of the date first above written.

                                               INTERNATIONAL TECHNIDYNE
__________________________________________     CORPORATION
Shareholder Name

                                               By:______________________________
Signature:________________________________     Print Name:______________________
                                               Print Title:_____________________

NUMBER OF SHARES
OWNED OF RECORD BY
SHAREHOLDER:______________________________

ADDRESS OF SHAREHOLDER:
__________________________________________

__________________________________________

                                                                       EXHIBIT B

                                   FORM OF
                               ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of ______ 2003, (the "Agreement") by and among International Technidyne Corporation, a Delaware corporation (the "Purchaser"), Diametrics Medical, Inc., a Minnesota corporation (the "Seller") and Deutsche Bank Trust Company Americas, a New York banking corporation, a wholly-owned subsidiary of Deutsche Bank AG, as escrow agent (the "Escrow Agent").

                  WHEREAS, the Seller and the Purchaser have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of July __, 2003, pursuant to which the Purchaser will acquire certain assets and assume certain liabilities of the Seller to the extent provided therein.

                  WHEREAS, the Asset Purchase Agreement provides, among other things, that a portion of the purchase price will be held in an escrow account pending a final adjustment, if any, in the purchase price payable by the Purchaser to the Seller for the assets acquired, and to provide a source of payment to satisfy the Seller's obligation to indemnify the Purchaser as provided therein (the "Escrow Fund Obligations").

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

                  Section 1. Appointment of Escrow Agent. The Purchaser and the Seller hereby appoint Deutsche Bank Trust Company Americas as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

                  Section 2. Deposit into the Escrow Property. The Purchaser, simultaneously with the execution and delivery of this Agreement, has caused to be deposited with the Escrow Agent the sum of $780,000 in immediately available funds (the "Escrowed Proceeds"), and which Escrowed Proceeds shall be held by the Escrow Agent upon the terms and conditions hereinafter set forth. The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively, the "Distributions") received by the Escrow Agent, less any property and/or funds distributed or paid in accordance with this Agreement, are collectively referred to herein as the "Escrow Property". The Escrow Agent shall have no duty to solicit the Escrow Property.

                  Section 3. Investment of the Escrow Property. During the term of this Agreement, the Escrow Agent shall invest and reinvest the Escrow Property in any of the following investments, in each case at the written direction of an Authorized Person (as hereinafter defined) of the Seller:

                  (1) Money Market or Mutual Funds registered under the Investment Act of 1940;

                  (2) commercial paper (having original maturities of not more than 270 days) of any corporation which on the date of acquisition has been rated by any nationally recognized statistical rating organization in its highest short-term unsecured debt rating category available.

                  (3) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States; or

                  (4)  time deposits.

The Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with the Escrow Agent after 11:00 a.m. (E.S.T.) on such day of deposit. Instructions received after 11:00 a.m.(E.S.T.) will be treated as if received on the following business day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property shall be debited against the Escrow Property. If a selection is not made and a written direction not given to the Escrow Agent, the Escrow Property shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Property pursuant to Section 4 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent's economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.

                  Section 4. Purpose; Term. This Agreement has been executed and the deposit of the Escrow Proceeds hereunder shall be made pursuant to Section
2.5 of the Asset Purchase Agreement. The deposit of the Escrow Proceeds has been made for the purpose of funding and securing, to the extent of the Escrow Proceeds, the Escrow Fund Obligations until the close of business on the one hundred eightieth (180th) day after the date hereof (the "Termination Date").

                  Section 5. Procedures for Disbursement of the Escrow Amount to Purchaser. At any time prior to the Termination Date, whenever there shall be delivered to the Escrow Agent (i) a certificate signed by the Purchaser and the Seller certifying, or (ii) a certified copy of a final, non-appealable judgment of a court of competent jurisdiction determining, that an amount is due to Purchaser pursuant to Section 2.3, Section 5.6 or Section 9.2 of the Asset Purchase Agreement, the Escrow Agent shall, to the extent that the amount of the Escrow Property shall be sufficient for such purpose, promptly (and in no event later than five Business Days following receipt of either document referred to in clauses (i) and (ii) of this Section 5) cause a portion of the Escrow Property equal to such amount (but in no event greater than $780,000, less the sum of all amounts previously distributed to Purchaser under this Agreement) to be delivered to Purchaser.

                  Section 6. Termination of Escrow. At the close of business on the Termination Date, the Escrow Agent shall deliver the balance of any Escrow Property, together with interest accrued thereon, to the Seller; provided, however, that there shall be deducted from the amount to be delivered to the Seller pursuant to this Section 6 an amount equal to the Escrow Funds Reserved Amount (as defined in Section 7 hereof) if and only if the notification relating to such Escrow Funds Reserved Amount required by Section 7 has been delivered to the Escrow Agent and the Seller prior to the Termination Date. This Agreement shall automatically terminate if and when the Escrow Funds Reserved Amount shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

                  Section 7. Retention and Disbursement of Escrow Amount Following the Termination Date.

         (a) In the event that Purchaser shall have determined in good faith that it intends to pursue an indemnification claim pursuant to Section 9.2 of the Asset Purchase Agreement, then Purchaser shall, at any time prior to the Termination Date, notify concurrently the Escrow Agent and the Seller to such effect in writing, which written notice shall describe briefly the nature of each such claim, the facts and circumstances which give rise to each such claim and the estimated amount, determined solely by Purchaser in its good faith judgment, of the potential liability with respect to each such claim, and the provisions of the Asset Purchase Agreement or this Agreement on which each such claim is based. The Escrow Agent shall have no obligation to verify that delivery of such notice has been made by the Purchaser to the Seller, but agrees to forward to the Seller, promptly, by telecopier and overnight mail, a copy of the notice received by it. If such notice is delivered to the Escrow Agent on or prior to the Termination Date, an amount of the Escrow Property equal to one hundred percent (100%) of the total of the amounts claimed (but in no event greater than $780,000, less the sum of all amounts, other than interest, previously distributed to the Purchaser or the Seller under this Agreement) shall be set aside and retained (to the extent available in the then remaining Escrow Property) by the Escrow Agent as a reserve to cover such claim or claims (such amounts so set aside and reserved, as reduced from time to time pursuant to the provisions of this Section 7, or of Section 5 hereof, being herein called the "Escrow Funds Reserved Amount").

         (b) Following the Termination Date, the Escrow Agent agrees to hold and invest such Escrow Funds Reserved Amount, together with accrued interest thereon, in the same manner as the Escrow Property hereunder. The Escrow Funds Reserved Amount shall be disbursed by the Escrow Agent in the same manner as the Escrow Property is to be disbursed pursuant to Section 5, but only to cover the claims identified in the notice sent pursuant to Section 7(a), that led to the establishment of such Escrow Funds Reserved Amount. In addition, if at any time the Purchaser determines in good faith that it will not pursue or, under the terms of the Asset Purchase Agreement, cannot pursue any claim for indemnification to which all or any portion of the Escrow Funds Reserved Amount relates, or a court of competent jurisdiction by final, non-appealable judgment so finds, Purchaser shall direct the Escrow Agent to disburse all or such portion of the Escrow Funds Reserved Amount, together with accrued interest thereon, to the Seller.

                  Section 8. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Purchaser for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between the Purchaser and the Escrow Agent (as such fees may be adjusted from time to time). The Purchaser shall reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges. At all times, the Escrow Agent will have a right of set off and first lien on the funds in the Escrow Property for all such loss, liability, damage or expenses. Such expenses shall be paid from the Escrow Property to the extent not otherwise paid hereunder. The obligations contained in this Section 8 shall be the sole obligation of the Purchaser with respect to the payment of customary fees and expenses, and shall be joint and several obligations of the Purchaser and the Seller with respect to the all such loss, liability, damage or expenses, and shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

                  Section 9. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty
(30) calendar days' prior written notice of such resignation to the Purchaser and the Seller. The Purchaser and the Seller may remove the Escrow Agent at any time by giving thirty (30) calendar days' prior written notice to the Escrow Agent. Upon such notice, a successor escrow agent shall be appointed by the Purchaser and the Seller, who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If the Purchaser and the Seller are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including its attorneys' fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Purchaser. Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent's fees, costs and expenses or other obligations owed to the Escrow Agent to be paid from any interest earned in respect of the Escrow Property, or hold any interest earned in respect of the Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon its resignation and delivery of the Escrow Property as set forth in this Section 9, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

                  Section 10. Indemnification of Escrow Agent. The Purchaser and the Seller shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and expenses and court costs except to the extent caused by the Escrow Agent's gross negligence or willful misconduct. The provisions of this Section 10 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

                  Section 11. The Escrow Agent.

                  (a) The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Purchaser or the Seller is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from the Purchaser or the Seller or an entity acting on its behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

                  (b) The Escrow Property shall be held by the Escrow Agent either directly or through the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities (the "Book-Entry System"), The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission ("DTC"), or through any other clearing agency or similar system (a "Clearing Agency"). The Escrow Agent shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rates changes, or similar matters relating to securities held at DTC or with any Clearing Agency unless the Escrow Agent shall have received actual and timely notice of the same, nor shall the Escrow Agent have any responsibility or liability for the actions or omissions to act of the Book-Entry System, DTC or any Clearing Agency.

                  (c) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

                  (d) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Purchaser and the Seller or any entity acting on behalf of the Purchaser or the Seller, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

                  (e) The Escrow Agent may consult with legal counsel of its own choosing, at the expense of the Purchaser and the Seller, as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

                  (f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

                  (g) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (h) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (i) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                  (j) At any time the Escrow Agent may request an instruction in writing in English from the Purchaser and the Seller and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three (3) business days after the Purchaser and the Seller receives the Escrow Agent's request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested.

                  (k) When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Purchaser or the Seller or is not in the form the Purchaser and the Seller sent or intended to send (whether due to fraud, distortion or otherwise). The Purchaser and the Seller shall indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication.

                  (l) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Purchaser and the Seller, which eliminates such ambiguity or uncertainty.

                  (m) In the event of any dispute between or conflicting claims among the Purchaser and the Seller and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Purchaser and the Seller for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Purchaser and the Seller.

                  (n) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

                  (o) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Seller shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Purchaser and the Seller will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

                  (p) The Escrow Agent shall provide to the Purchaser and the Seller monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Purchaser and the Seller unless the Escrow Agent is notified in writing, by the Purchaser and the Seller, to the contrary within thirty (30) business days of the date of such statement.

                  Section 12. Miscellaneous.

                  (a) This Agreement embodies theentire agreement and understanding among the parties relating to the subject matter hereof.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

                  (c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.

                           (d)      All notices and other communications under
this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

                  If to the Purchaser, to:

                  International Technidyne Corporation
                  8 Olsen Avenue
                  Edison, New Jersey 08820
                  Attention: Lawrence Cohen, President
                  Telecopy: (732) 632-9299

                  with copies to:

                  Thoratec Corporation
                  6035 Stoneridge Drive
                  Pleasanton, California 94588
                  Attention: General Counsel
                  Telecopy: (925) 847-8600

                  Heller Ehrman White & McAuliffe LLP
                  275 Middlefield Road
                  Menlo Park, California 94025-3506
                  Attention: Bruce Jenett, Esq.
                  Telecopy: (650) 324-6007

                  If to the Seller, to:

                  Diametrics Medical, Inc.
                  2658 Patton Road
                  Roseville, Minnesota 55113
                  Attention: David B. Kaysen, President
                  Telecopy: (651) 638-1197

                  with a copy to:

                  Dorsey & Whitney LLP
                  Suite 1500
                  50 South Sixth Street
                  Minneapolis, Minnesota 55402
                  Attention: Kenneth L. Cutler, Esq.
                  Telecopy: (612) 340-7800

                  If to the Escrow Agent, to:

                  Deutsche Bank Trust Company Americas
                  60 Wall Street
                  Mail Stop: NYC 60-2710
                  New York, New York 10005
                  Attention: Escrow Team
                  Telecopy: (212) 797-8623

                           (e)      The headings of the Sections of this
Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

                           (f)      This Agreement and the rights and
obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 10(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

                           (g)      This Agreement may not be amended,
supplemented or otherwise modified without the prior written consent of the parties hereto.

                           (h)      The Escrow Agent makes no representation as
to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                           (i)      The Escrow Agent shall not be called upon to
advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                           (j)      Any payments of income from the Escrow
Property shall be subject to withholding regulations then in force with respect to United States taxes. Each of the Purchaser and the Seller will provide the Escrow Agent with its Employer Identification Number for use by the Escrow Agent if necessary. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the Escrow Property and will not be responsible for any other reporting.

                           (k)      This Agreement may be executed in two or
more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                           (l)      The rights and remedies conferred upon the
parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

                           (m)      The Purchaser and the Seller hereby
represent and warrant (i) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Escrow Agreement by the Purchaser and the Seller does not and will not violate any applicable law or regulation.

                           (n)      The invalidity, illegality or
unenforceability of any provision of this Escrow Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

                           (o)      No printed or other material in any
language, including prospectuses, notices, reports, and promotional material which mentions "Bankers Trust Company", "Deutsche Bank Trust Company Americas" or "Deutsche Bank AG" or any of their respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Escrow Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

                           (p)      For purposes of this Agreement, "Business
Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York.

                           (q)      For purposes of sending and receiving
instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of the Purchaser and Seller, as the case may be, designated on Scheduled I attached hereto and made a part hereof (each such representative, an "Authorized Person") which such designation shall include specimen signatures of such representatives, as such
Schedule I may be updated from time to time.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         (Purchaser)

                                         By___________________________________
                                           Name:
                                           Title:

                                         (Seller)

                                         By___________________________________
                                           Name:
                                           Title:

                                         DEUTSCHE BANK TRUST COMPANY
                                           AMERICAS,
                                           as Escrow Agent

                                         By__________________________________
                                           Name:
                                           Title:

                                   Schedule I

                           Authorized Representatives

Name                       Title                           Specimen Signature
----                       -----                           ------------------